UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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Home BancShares, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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HOME BANCSHARES, INC.

719 Harkrider Street, Suite 100

Conway, Arkansas 72032

(501) 339-2929

Internet Site: www.homebancshares.com

PROXY STATEMENT

YOUR VOTE IS IMPORTANT

PLEASE EXECUTE YOUR PROXY WITHOUT DELAY

This Proxy Statement and the accompanying proxy card are being mailed in connection with the solicitation of proxies by the Board of Directors (the “Board”) of Home BancShares, Inc. (the “Company”) for use at the Annual Meeting of Shareholders to be held on April 21, 2016, at 6:30 p.m. (CDT) at the Wyndham Riverfront Little Rock, located at 2 Riverfront Plaza, North Little Rock, Arkansas. This Proxy Statement and the accompanying proxy card are being first mailed to shareholders of the Company on or about March 4, 2016.

The Notice of Annual Meeting of Shareholders was mailed on or about February 19, 2016, to shareholders of record as of February 12, 2016, the record date for the meeting. The purposes of the annual meeting, as stated in the Notice, are more fully described in this Proxy Statement. The 2015 Annual Report to Shareholders is included in this publication.

The proxies being solicited by this Proxy Statement are being solicited by the Company. The expense of soliciting proxies, including the cost of preparing, assembling and mailing the material submitted with this Proxy Statement, will be paid by the Company. The Company will also reimburse brokerage firms, banks, trustees, nominees and other persons for the expense of forwarding proxy material to beneficial owners of shares held by them of record. Solicitations of proxies may be made personally or by telephone, electronic communication or facsimile, by directors, officers and regular employees, who will not receive any additional compensation in respect of such solicitations.

Important Notice Regarding the Availability of Proxy Materials

for the Shareholder Meeting to be Held on April 21, 2016:

The Notice and Proxy Statement and the Annual Report on Form 10-K

are available at www.envisionreports.com/homb.

HOW TO VOTE IF YOU ARE A SHAREHOLDER OF RECORD

Your vote is important. You can save the Company the expense of a second mailing by voting promptly. Shareholders of record can vote by telephone, on the Internet, by mail or by attending the Annual Meeting and voting by ballot as described below. (Please note: if you are a beneficial owner of shares held in the name of a bank, broker or other holder, please refer to your proxy card or the information forwarded by your bank, broker or other holder of record to see which options are available to you.)

The Internet and telephone voting procedures are designed to authenticate shareholders by use of a control number and to allow you to confirm that your instructions have been properly recorded. If you vote by telephone or on the Internet, you do not need to return your proxy card. Telephone and Internet voting facilities for shareholders of record will be available 24 hours a day and will close at 1:00 a.m. Central time on April 21, 2016.

VOTE BY TELEPHONE

You can vote by calling the toll-free telephone number on your proxy card. Easy-to-follow voice prompts allow you to vote your shares and confirm that your instructions have been properly recorded.

VOTE ON THE INTERNET

You also can choose to vote on the Internet by visiting the website for Internet voting printed on your proxy card. Easy-to-follow prompts allow you to vote your shares and confirm that your instructions have been properly recorded. If you vote on the Internet, you can also request electronic delivery of future proxy materials.

VOTE BY MAIL

If you choose to vote by mail, simply mark your proxy, date and sign it, and return it to Computershare in the postage-paid envelope provided. If the envelope is missing, please mail your completed proxy card to Proxy Services, c/o Computershare Investor Services, P.O. Box 30202, College Station, Texas, 77842-9909.

VOTING AT THE ANNUAL MEETING

The method by which you vote will not limit your right to vote at the Annual Meeting if you decide to attend in person. If your shares are held in the name of a bank, broker or other holder of record, you must obtain a legal proxy, executed in your favor, from the holder of record to be able to vote at the Meeting.

All shares that have been properly voted and not revoked will be voted at the Annual Meeting. If you sign and return your proxy card but do not give voting instructions, the shares represented by that proxy will be voted as recommended by the Board of Directors.

ABOUT THE ANNUAL MEETING

The questions and answers below contain summary information and may not contain all of the information that is important to you. To better understand the nominees being solicited for directors and the proposals that are submitted for a vote, you should carefully read this entire document and other documents to which we refer.

When and Where Is the Annual Meeting?

Date:	Thursday, April 21, 2016
Time:	6:30 p.m., Central Daylight Time
Location:	Wyndham Riverfront Little Rock, 2 Riverfront Plaza, North Little Rock, Arkansas

What Matters Will Be Voted Upon at the Annual Meeting?

At our Annual Meeting, shareholders will be asked to:

•	consider and vote on a proposal to elect the nominees listed in this proxy statement as directors for a term of one year;

•	consider and vote on a proposal to approve, on an advisory (non-binding) basis, the Company’s compensation of its named executive officers;

•	consider and vote on a proposal to approve an amendment to the Company’s Restated Articles of Incorporation, as amended, to increase the number of authorized shares of common stock from 100,000,000 to 200,000,000;

•	consider and vote on a proposal to approve an amendment to the Company’s Amended and Restated 2006 Stock Option and Performance Incentive Plan, as amended, to increase the number of shares reserved for issuance under such plan to 5,644,000;

•	consider and vote on a proposal to ratify the appointment of BKD, LLP as the Company’s independent registered public accounting firm for the next fiscal year; and

•	transact such other business as may properly come before the meeting or any adjournments thereof.

Who Is Entitled to Vote?

Only shareholders of record at the close of business on the record date, February 12, 2016, are entitled to receive the Notice of Annual Meeting and to vote the shares of common stock that they held on that date at the Meeting or at any postponement or adjournment of the Meeting. Each outstanding share entitles its holder to cast one vote on each matter to be voted on. As of the close of business on February 12, 2016, there were 70,226,519 shares of the Company’s common stock outstanding.

Who Can Attend the Meeting?

All shareholders as of the record date, or their duly appointed proxies, may attend the Meeting, and each may be accompanied by one guest. Seating is limited and will be on a first-come, first-served basis. Registration will begin at 5:30 p.m., and seating will be available at approximately 6:00 p.m.

No cameras, electronic devices, large bags, briefcases or packages will be permitted at the Meeting.

Please note that if you hold your shares in “street name” (that is, through a broker or other nominee), you will need to bring a copy of a brokerage statement reflecting your stock ownership as of the record date and check in at the registration desk at the Meeting.

What Constitutes a Quorum?

The presence at the Meeting, in person or by proxy, of the holders of a majority of the shares of common stock outstanding on the record date will constitute a quorum, permitting the Company to conduct its business. As of the record date, 70,226,519 shares of common stock of the Company were outstanding. Proxies received, but marked as abstentions and broker non-votes, will be included in the calculation of the number of shares considered to be present at the Meeting.

Can a Shareholder Nominate a Director?

The Nominating and Corporate Governance Committee (“Nominating Committee”) of the Board of Directors will consider a candidate properly and timely recommended for directorship by a shareholder or group of shareholders of the Company. The recommendation must be submitted by one or more shareholders that have beneficially owned, individually or as a group, 2% or more of the outstanding common stock for at least one year as of the date the recommendation is submitted. Shareholder recommendations must be submitted to the Secretary of the Company in writing via certified U.S. mail not less than 120 days prior to the first anniversary of the date of the Proxy Statement relating to the Company’s previous Annual Meeting. Shareholder recommendations for the Annual Meeting of Shareholders in 2017 must be received by the Company by November     , 2016. Recommendations must be addressed as follows:

Home BancShares, Inc.

Attn: Corporate Secretary

P.O. Box 966

Conway, Arkansas 72033

DIRECTOR CANDIDATE RECOMMENDATION

Generally, candidates for a director position should possess:

•	relevant business and financial expertise and experience, including an understanding of fundamental financial statements;

•	the highest character and integrity and a reputation for working constructively with others;

•	sufficient time to devote to meetings and consultation on Board matters; and

•	freedom from conflicts of interest that would interfere with their performance as a director.

The full text of our “Policy Regarding Director Recommendations by Stockholders” and “Nominating and Corporate Governance Committee Directorship Guidelines and Selection Policy” are published on our website at www.homebancshares.com and can be found under the caption “Investor Relations”/“Corporate Profile”/“Governance Documents”.

How Can I Communicate Directly with the Board?

Shareholder communications to the Board of Directors, any committee of the Board of Directors, or any individual director must be sent in writing via certified U.S. mail to the Corporate Secretary at the following address:

Home BancShares, Inc.

Attn: Corporate Secretary

P.O. Box 966

Conway, Arkansas 72033

Our “Stockholder Communications Policy” is published on the Company’s website at www.homebancshares.com and can be found under the caption “Investor Relations”/“Corporate Profile”/“Governance Documents”.

How Do I Vote?

The enclosed proxy card indicates the number of shares you own. There are four ways to vote:

•	By Internet at the website shown on your proxy card; we encourage you to vote this way.

•	By toll-free telephone at the number shown on your proxy card.

•	By completing and mailing your proxy card.

•	By written ballot at the Meeting.

If you vote by Internet or telephone, your vote must be received by 1:00 a.m. Central time on April 21, 2016. If your shares are held in “street name,” the instructions from your broker or nominee will indicate whether Internet or telephone voting is available and, if so, will provide details regarding how to use those systems. If you complete and properly sign the accompanying proxy card and return it to the Company, or tender your vote via telephone or the Internet, it will be voted as you direct. If you do not indicate your voting preferences, Brian S. Davis and Jennifer C. Floyd will vote your shares FOR all of the director nominees and FOR Proposals 2, 3, 4 and 5.

If You Vote by Telephone or on the Internet, You Do NOT Need to Return Your Proxy Card.

If you plan to attend the Meeting, you may deliver your completed proxy card in person. However, if your shares are held in “street name” and you wish to vote your shares by written ballot at the Meeting, you will need to request and obtain a legal proxy from your broker, bank or other nominee (the stockholder of record) giving you the right to vote the shares at the Annual Meeting, complete such legal proxy and present it to the Company at the Meeting. Even if you plan to attend the Meeting, we recommend that you submit your proxy card or voting instructions in advance so that your vote will be counted if you later decide not to attend the Meeting.

A proxy duly executed and returned by a shareholder, and not revoked prior to or at the Meeting, will be voted in accordance with the shareholder’s instructions on such proxy.

If My Shares Are Held By a Broker or Nominee, Do I Need to Instruct the Broker or Nominee How to Vote My Shares?

Yes. If you hold shares in “street name” through a broker or other nominee, your broker or nominee may not be permitted to exercise voting discretion with respect to some of the matters to be acted upon. Under current stock exchange rules, brokers who do not have instructions from their customers may not use their discretion in voting their customers’ shares on certain specific matters which are not considered to be “routine” matters, including the election of directors, executive compensation and other significant matters. The proposals in this Proxy Statement to elect directors, to approve on an advisory basis the Company’s executive compensation, and to approve an amendment to the Company’s Amended and Restated 2006 Stock Option and Performance Incentive Plan to increase the number of shares reserved for issuance under such plan are not considered to be routine matters. Thus, if you do not give your broker or nominee specific instructions with respect to each of these matters, your shares may not be voted on those matters and will not be counted in determining the number of shares necessary for approval. Shares represented by such “broker non-votes” will, however, be counted in determining whether there is a quorum.

The approval of an amendment to the Company’s Restated Articles of Incorporation to increase the number of authorized shares of common stock and the ratification of BKD, LLP as the Company’s independent registered public accounting firm are considered routine matters, and therefore, if you do not give your broker or nominee specific instructions with respect to this proposal, your broker or nominee will have the discretionary authority to vote your shares on these proposals.

What Are the Board’s Recommendations?

Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the Board of Directors. The Board’s recommendation is set forth together with each proposal in this Proxy Statement. In summary, the Board recommends a vote:

•	FOR the election of the nominated slate of directors (see pages 7-37).

•	FOR the approval, on an advisory (non-binding) basis, of the Company’s compensation of its named executive officers (see page 38).

•	FOR the approval of the amendment to the Company’s Restated Articles of Incorporation, as amended, to increase the number of authorized shares of common stock from 100,000,000 to 200,000,000 (see pages 39-40).

•	FOR the approval of the amendment to the Company’s Amended and Restated 2006 Stock Option and Performance Incentive Plan, as amended, to increase the number of shares reserved for issuance under such plan to 5,644,000 (see pages 41-45).

•	FOR the ratification of the appointment of BKD, LLP as the Company’s independent registered public accounting firm (see pages 46-48).

What Other Business May Be Brought Before the Meeting?

As of the date of this Proxy Statement, the Board knows of no other business that may properly be, or is likely to be, brought before the Annual Meeting. With respect to any other matter that properly comes before the Meeting, the proxy holders will vote as recommended by the Board of Directors or, if no recommendation is given, at their own discretion.

What Vote Is Required to Approve Each Proposal?

•	Election of Directors. The affirmative vote of a plurality of the votes cast in person or by proxy at the Annual Meeting is required for the election of directors. A properly executed proxy marked “WITHHOLD AUTHORITY” with respect to the election of one or more of the directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum.

•	Other Proposals. For each other proposal, the affirmative vote of a majority of the votes cast in person or by proxy at the Annual Meeting, assuming a quorum is present, will be required for approval. A properly executed proxy marked “ABSTAIN” with respect to any such matter will not be voted, although it will be counted for purposes of determining whether there is a quorum. Accordingly, an abstention will have no effect on the outcome of the vote.

The authorized common stock of the Company consists of 100,000,000 shares at $0.01 par value. As of the close of business on February 12, 2016, there were 70,226,519 shares eligible to vote.

Can I Change My Vote After I Return the Proxy Card?

Yes. Even after you have submitted your proxy, you may change your vote at any time before the proxy is exercised by filing with the Secretary of the Company either a notice of revocation or a duly executed proxy bearing a later date. The powers of the proxy holders will be suspended if you attend the Meeting in person and so request, although attendance at the Meeting will not by itself revoke a previously granted proxy.

What Should I Do If I Receive More Than One Set Of Voting Materials?

You may receive more than one set of voting materials, including multiple copies of this Proxy Statement and multiple proxies or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you may receive a separate voting instruction card for each brokerage account. If you are a registered owner and your shares are registered in more than one name, you will receive more than one proxy card. Please vote each proxy and instruction card that you receive.

Where Can I Find The Voting Results Of The Annual Meeting?

The Company will publish final voting results of the Annual Meeting in a Current Report on Form 8-K filed with the Securities and Exchange Commission within four business days after the Annual Meeting on April 21, 2016.

What Do I Need To Do Now?

First, read this Proxy Statement carefully. Then, if you are a registered owner of shares of our common stock as of February 12, 2016, you should, as soon as possible, submit your proxy by executing and returning the proxy card or by voting by telephone or on the Internet. If you are the beneficial owner of shares held in “street name,” then you should follow the voting instructions of your broker or other nominee. Your shares will be voted in accordance with the directions you specify. If you submit an executed proxy card to the Company but fail to specify voting directions, your shares will be voted in accordance with the recommendations of the Board of Directors.

You Should Carefully Read this Proxy Statement in its Entirety.

PROPOSAL ONE – ELECTION OF DIRECTORS

Our Restated Articles of Incorporation provide that the number of directors shall not be less than two nor more than fifteen, with the exact number to be fixed by the shareholders or the Board. The Board of Directors proposes that the nominees for directors described below be elected for a term of one year and until their successors are duly elected and qualified. All nominees are currently serving as directors.

Each of the nominees has consented to serve the term for which he is nominated. If any nominee becomes unavailable for election, which is not anticipated, the directors’ proxies will vote for the election of such other person as the Board may nominate, unless the Board resolves to reduce the number of directors to serve on the Board and thereby reduce the number of directors to be elected at the meeting.

The Board of Directors Recommends that Shareholders Vote

FOR

Each of the Nominees Listed Herein

DIRECTORS AND EXECUTIVE OFFICERS OF THE COMPANY

The names of the Company’s directors and executive officers and their respective ages and positions as of February 12, 2016, are listed in the table below.

Name	Age	Positions Held with Home BancShares, Inc.	Positions Held with Centennial Bank
John W. Allison	69	Chairman of the Board	Chairman of the Board
C. Randall Sims	61	Chief Executive Officer, President and Director	Director
Brian S. Davis	50	Chief Financial Officer, Treasurer and Director	Chief Financial Officer, Treasurer and Director
Jennifer C. Floyd	41	Chief Accounting Officer and Investor Relations Officer	Chief Accounting Officer
Tracy M. French	54	Director	Chief Executive Officer, President and Director
Kevin D. Hester	52	Chief Lending Officer	Chief Lending Officer and Director
J. Stephen Tipton	34	Chief Operating Officer	Chief Operating Officer
Donna J. Townsell	45	Senior Executive Vice President	Senior Executive Vice President
Milburn Adams	72	Director	Director
Robert H. Adcock, Jr.	67	Vice Chairman of the Board	Vice Chairman of the Board
Richard H. Ashley	60	Director	Director
Dale A. Bruns	73	Director	Director
Richard A. Buckheim	72	Director	—
Jack E. Engelkes	66	Director	Director
James G. Hinkle	67	Director	—
Alex R. Lieblong	65	Director	Advisory Director
Thomas J. Longe	53	Director	—
Robert F. Birch, Jr.	65	—	Regional President
Russell D. Carter, III	40	—	Regional President
Jim F. Haynes, Jr.	49	—	Regional President

NOMINEES FOR DIRECTOR

The director nominees consist of twelve of the thirteen current members of the Board, one of which was appointed after the 2015 annual meeting. Additionally, one of our directors, Richard A. Buckheim, has notified the Company that he will retire from our Board of Directors upon the expiration of his current term at the 2016 Annual Meeting. At this time, no successor has been nominated to replace Mr. Buckheim. The Board intends to identify a qualified director candidate whose background, attributes and experiences will add value to the Board and the Company to fill this open position. The biography of each of the nominees below contains information regarding the person’s service as a director, business experience, including but not limited to director positions held currently or at any time during the last five years, and the experiences, qualifications, attributes or skills that caused the Nominating Committee and the Board to determine that the person should serve as a director.

During 2008 and 2009, the Company combined the charters of the Company’s former bank subsidiaries – First State Bank, Community Bank, Twin City Bank, Marine Bank, Bank of Mountain View and Centennial Bank (of Little Rock) – into a single charter and adopted Centennial Bank as the common name. As used in the following biographies and elsewhere in this Proxy Statement, any reference to our “former bank subsidiaries” or to any of the six banks named in this paragraph refers to the Company’s separately chartered bank subsidiary or subsidiaries as they existed prior to the merger of the banks into a single charter.

John W. Allison	Director Since 1998

John W. Allison is the co-founder and has been Chairman of the Board of Home BancShares since 1998. He also serves on the Asset/Liability Committee of Home BancShares. From 1998 to 2009, he served as Chief Executive Officer of Home BancShares. Mr. Allison has more than 32 years of banking experience, including service as Chairman of First National Bank of Conway from 1983 until 1998, and as a director of First Commercial Corporation from 1985 (when First Commercial acquired First National Bank of Conway) until 1998. At various times during his tenure on First Commercial’s board, Mr. Allison served as the Chairman of that company’s Executive Committee and as Chairman of its Asset Quality Committee. Prior to its sale to Regions Financial Corporation in 1998, First Commercial was a publicly traded company and the largest bank holding company headquartered in Arkansas, with approximately $7.3 billion in assets. Mr. Allison is a successful business owner with extensive experience in the management of banks and bank holding companies. As the co-founder and former Chief Executive Officer of Home BancShares, he has intimate knowledge of the issues facing our management, and he has been a guiding figure in the development of Home BancShares and its growth strategy. He is also the largest individual shareholder of Home BancShares, which the Board of Directors believes aligns his interests with those of our shareholders.

C. Randall Sims	Director Since 1998

C. Randall Sims is Chief Executive Officer and President of Home BancShares. Mr. Sims has served as Chief Executive Officer of Home BancShares since 2009 and as a director of Home BancShares and Centennial Bank (formerly First State Bank) since 1998. From 1998 to 2009, he served as Secretary of Home BancShares. He currently serves as a member of the Asset/Liability Committee. From 1998 to January 2015, Mr. Sims served as the Chief Executive Officer and President of Centennial Bank (formerly First State Bank). Prior to joining First State Bank, Mr. Sims was an executive vice president with First National Bank of Conway. He holds a Juris Doctor degree from the University of Arkansas at Little Rock School of Law and a Bachelor of Arts degree in accounting and business administration from Ouachita Baptist University in Arkadelphia, Arkansas. He attended the Graduate School of Banking at the University of Wisconsin and is an honor graduate of the American Bankers Association National Commercial Lending School held at the University of Oklahoma. Mr. Sims formerly served as a Trustee at the University of Central Arkansas and was Chairman of the Conway Christian School Board for 17 years. He is currently serving on the Board of Trustees at Ouachita Baptist University. Mr. Sims’ educational background in accounting, business, law and banking provides him a wide-ranging set of skills for the management of a public company such as Home BancShares. As Chief Executive Officer and President of Home BancShares and a long-time director and executive officer of both Home BancShares and Centennial Bank, he has extensive banking and executive experience and knowledge of the Company as well as expertise in many areas, including financial, corporate governance, risk assessment, and operational matters.

Brian S. Davis	Director Since July 2015

Brian S. Davis has served as the Chief Financial Officer and Treasurer of Home BancShares and Centennial Bank and as a director of the Company and Centennial Bank since July 2015. Mr. Davis joined Home BancShares in 2004 as Director of Financial Reporting and added Investor Relations Officer to his responsibilities in 2006. In 2010, he was promoted to Chief Accounting Officer while continuing to serve as Investor Relations Officer until his promotion to Chief Financial Officer and Treasurer in 2015. He is a Certified Public Accountant and has 24 years of banking experience, which includes serving as Vice President of Finance for Simmons First National Corporation, Controller of Simmons First Mortgage Company, and Assistant Vice President of Finance for Worthen Banking Corporation. He spent the first four years of his career with the accounting firm of BKD, LLP. Mr. Davis is a graduate of the University of Arkansas at Fayetteville. Mr. Davis has extensive experience in financial and accounting matters relating to banks and bank holding companies. Through his current and previous roles with the Company, he provides an in-depth understanding of the Company’s financial condition on a current and historical basis, as well as knowledge and experience with internal controls, risk assessment, shareholder relations and management of the financial affairs of a public company.

Milburn Adams	Director Since 2011

Milburn Adams has been a director of Home BancShares since October 2011 and a director of Centennial Bank (formerly First State Bank) since 2004. He was appointed to the Audit Committee and the Compensation Committee of Home BancShares in January 2012. Prior to Mr. Adams’ service with First State Bank, he spent 13 years with the Arkansas Department of Education, serving as an Area Supervisor of Special Education and Director of Evaluation and Admissions at the Arkansas School for the Deaf. This experience was followed by 19 years of service in the manufactured home business. From 1982 to 1986, he was responsible for the administration, sales, manufacturing, and distribution of manufactured homes throughout an eight state area as General Manager of Squire Homes. Mr. Adams was the President of Spirit Homes, Inc. of Conway, Arkansas, from 1986 to 1997. He served as a Division President of Cavalier Homes, Inc. from 1997 to 2000, when Spirit Homes was acquired by Cavalier Homes, Inc. of Alabama. Mr. Adams is an experienced business person, managing and operating several businesses in the central Arkansas area and has substantial knowledge of the banking business through his over 11 years of service on the board of our bank subsidiary.

Robert H. Adcock, Jr.	Director From 1998 to 2003 and Since 2007

Robert H. Adcock, Jr. has been a director and Vice Chairman of Home BancShares since July 2007. He also serves on the Audit Committee, Asset/Liability Committee and Nominating and Corporate Governance Committee of Home BancShares. Mr. Adcock is a co-founder of Home BancShares with Mr. Allison. He previously served as a director and Vice Chairman of Home BancShares from 1998 to 2003. In June 2003, Mr. Adcock stepped down from the Board of Directors of Home BancShares to become the Arkansas State Bank Commissioner. He was reappointed as Vice Chairman of Home BancShares in July 2007 upon completion of his four-year term as Arkansas State Bank Commissioner. Mr. Adcock retired from the First National Bank of Conway, Arkansas, in 1996 after more than 20 years of service. He presently operates a farming operation in Gould (Lincoln County), Arkansas, and has many real estate holdings in the Conway, Arkansas, area. Mr. Adcock has an extensive background in banking, and as a co-founder of Home BancShares, he has a vast knowledge of the Company and our markets. His experience as Arkansas State Bank Commissioner gives him particular insight into regulatory matters affecting the Company and the bank, as well as contacts in the banking industry throughout Arkansas.

Richard H. Ashley	Director Since 2004

Richard H. Ashley has been a director of Home BancShares since 2004 and served as Vice Chairman from 2006 to July 2007. He also serves on the Asset/Liability Committee and the Compensation Committee of Home BancShares. He has served as a director of Centennial Bank since February 2009. He served as a director of the former Twin City Bank from 2000 until its charter was merged into Centennial Bank in 2009, and as Chairman of Twin City Bank from 2002 to 2009. From 2007 to 2009, he was a director of Entergy Arkansas, Inc., an electric public utility company. Mr. Ashley is President and owner of the Ashley Company, a privately held company involved in land development and investment in seven states throughout the United States since 1978. Mr. Ashley has extensive experience and knowledge with respect to real estate and real estate financing, which is a significant part of our lending. He has substantial banking experience through his over 15 years of service on the boards of Centennial Bank and our former subsidiary bank, Twin City Bank. In addition, his service on the Compensation Committee of Home BancShares has enhanced his knowledge of public company executive compensation matters.

Dale A. Bruns	Director Since 2004

Dale A. Bruns has been a director of Home BancShares since 2004 and a director of Centennial Bank (formerly First State Bank) since 1998. Mr. Bruns also served as a director of the former Twin City Bank from 2000 to 2009. Mr. Bruns is the Chairman of the Compensation Committees for Home BancShares and Centennial Bank, and is a member of the Nominating and Corporate Governance Committee and the Asset/Liability Committee of Home BancShares. Prior to his service with First State Bank, he served as a director of the First National Bank of Conway from 1985 to 1998. Mr. Bruns has owned and operated several McDonald’s restaurants located in Central Arkansas. He is also the owner of Central Arkansas Sign Company, Inc. He currently serves on the board of the Arkansas McDonald’s Self Insurance Trust. He is a past member of the McDonald’s National Operator advisory board of directors. Mr. Bruns is an experienced business person, owning and operating multiple businesses. He has significant experience in the banking industry and knowledge of our local markets, having served as a bank director in central Arkansas for over 30 years. As Chairman of our Compensation Committee for the past ten years, he has substantial knowledge of issues relating to public company oversight of executive compensation matters.

Jack E. Engelkes	Director Since 2004

Jack E. Engelkes has been a director of Home BancShares since 2004 and a director of Centennial Bank (formerly First State Bank) since 1998. He also serves as Chairman of the Audit Committee and a member of the Compensation Committee of Home BancShares. From 1995 to 1998, he served as a director of First National Bank of Conway. Since 1990, Mr. Engelkes has served as managing partner in the accounting firm of Engelkes and Felts, Ltd. He has been a director of the Conway Regional Medical Center since 2005 and served as Chairman of the Conway Regional Medical Center Board during 2011 and 2012. He also served as Chairman of the Board of Conway Regional Health Foundation in 2006. Mr. Engelkes holds a bachelor’s degree in Business and Economics from Hendrix College in Conway. Mr. Engelkes is a Certified Public Accountant and has extensive knowledge and experience in accounting, auditing and financial reporting. He has a strong understanding of the banking business, and particularly the Company, through his combined service over the past 20 years as a director of Home BancShares, our subsidiary bank and First National Bank of Conway. Based on that service and his other directorships, he offers valuable experience with respect to corporate governance and compensation matters.

Tracy M. French	Director Since January 2015

Tracy M. French was appointed to serve as a director of Home BancShares and as Chief Executive Officer and President of Centennial Bank in January 2015. Prior to that time, Mr. French served as a Regional President for Centennial Bank since 2009. He was the President and Chief Executive Officer and a director of our former bank subsidiary, Community Bank, from 2002 to 2009. Mr. French has over 31 years of banking experience. He is a graduate of the University of Arkansas at Fayetteville and the Southwestern Graduate School of Banking at Southern Methodist University. Based on his extensive banking and management experience, Mr. French provides significant strategic and operational insights into the management of the Company and our bank subsidiary.

James G. Hinkle	Director Since 2005

James G. Hinkle has been a director of Home BancShares since 2005. Mr. Hinkle currently serves as a member of the Audit Committee of Home BancShares and has previously served on our Asset/Liability Committee. He has over 34 years of banking experience. He served as Chairman of the former Bank of Mountain View from 2005 until its charter was merged into Centennial Bank in 2009. From 1995 to 2005, he served as President of Mountain View BancShares, Inc., until the company’s merger into Home BancShares. He served as President of the Bank of Mountain View from 1981 to 2005. From 1996 to 2003 Mr. Hinkle served on the Arkansas Game and Fish Commission. Since 2003, Mr. Hinkle has been a director of the National Wild Turkey Federation, a national nonprofit conservation and hunting organization. Mr. Hinkle has a lengthy background in banking and executive management through his long-time service as an officer and director of the former Bank of Mountain View and Mountain View Bancshares. In addition, he has particular knowledge of the Company’s customer base in North Central Arkansas.

Alex R. Lieblong	Director Since 2003

Alex R. Lieblong has been a director of Home BancShares since 2003. He has served as an advisory director of Centennial Bank (formerly First State Bank) since 2002, and he served as a director of First State Bank from 1998 to 2002. He also serves as Chairman of the Nominating and Corporate Governance Committee and a member of the Audit Committee of Home BancShares. Mr. Lieblong currently serves on the board of directors of Ballard Petroleum, a privately held energy company. Since 1997, Mr. Lieblong has been an owner and general principal in the brokerage firm of Lieblong & Associates, Inc. Prior to Lieblong & Associates, Inc., he held management positions with Paine Webber, Merrill Lynch, and E.F. Hutton. Mr. Lieblong was a founder and has been managing partner of Key Colony Fund, L.P., a hedge fund, since 1998. He served as a director of Deltic Timber from 1997 to February 2007. He also served as a director of Lodgian, Inc., a publicly traded owner and operator of hotels, from 2006 to 2010. Mr. Lieblong has extensive experience in the financial services industry and over a decade of experience as a director of other publicly traded and privately held companies. He has substantial knowledge of financial, regulatory, corporate governance and other matters affecting public companies which the Board of Directors believes is valuable to the Company.

Thomas J. Longe	Director Since 2014

Thomas J. Longe was appointed to serve as a director of Home BancShares in October 2014 and named to the Audit Committee and the Nominating and Corporate Governance Committee in January 2015. Mr. Longe is the President and Chief Operating Officer of The Trianon Companies. For over 31 years he has been involved in the acquisition, development, management and financing of commercial and residential real estate developments. He is the former Chairman, CEO and President of TIB Financial Corporation (“TIB Financial”), which was a publicly traded bank holding company in Florida with $1.8 billion in assets. Mr. Longe directed the successful acquisition of a $500 million asset failed bank from Federal Deposit Insurance Corporation and negotiated the recapitalization/sale of TIB Financial to North American Financial Holdings. Mr. Longe began his career as a loan officer and credit analyst at Bank One, Columbus, N.A. and Comerica Bank. He graduated from Albion College with a Bachelor of Arts in Economics and from the University of Detroit with a Masters of Business Administration. He also serves on the board for the Naples Yacht Club. Mr. Longe brings a wealth of knowledge and experience in banking and real estate development, as well as experience managing a publicly held bank holding company and particular familiarity with our Florida markets in Southwest and Southeast Florida and the Florida Keys.

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EXECUTIVE OFFICERS

The biography below of each of our executive officers who is not a member of our Board of Directors contains information regarding the person’s business experience, including but not limited to positions held currently or at any time during the last five years.

Robert F. Birch, Jr.

Robert F. Birch, Jr. currently serves as a Regional President for Centennial Bank. He served as the President and Chief Executive Officer and a director of our former bank subsidiary, Twin City Bank, from 2000 when he helped found the bank until June 2009 when the charter was merged into Centennial Bank (formerly First State Bank). Mr. Birch has over 46 years of banking experience. He began his banking career in 1970 with the original Twin City Bank, which was eventually sold to an out-of-state institution. He is a graduate of the University of Arkansas at Little Rock and the University of Colorado School of Bank Marketing in Boulder.

Russell D. Carter, III

Russell D. Carter, III currently serves as a Regional President for Centennial Bank. He has over 16 years of banking experience. He holds a Juris Doctor degree with honors from the University of Arkansas at Little Rock’s William H. Bowen School of Law and a bachelor’s degree in finance from Arkansas State University in Jonesboro, Arkansas. He is an alumnus of the Graduate School of Banking at Louisiana State University in Baton Rouge. Mr. Carter served as a state representative in the Arkansas House of Representative from January 2009 to January 2015 and most recently served as the Speaker of the House from January 2013 to January 2015.

Jennifer C. Floyd

Jennifer C. Floyd was appointed to serve as the Chief Accounting Officer and Investor Relations Officer of Home BancShares and Chief Accounting Officer of Centennial Bank in July 2015. Ms. Floyd joined the Company in June 2015 as Director of Financial Reporting. She is a Certified Public Accountant and has 17 years of public accounting experience, primarily auditing public and private financial institutions. She began her career with Deloitte & Touche, LLP, where she served as Senior Manager until joining the Company. Ms. Floyd is a graduate of Harding University in Searcy, Arkansas, where she received a bachelor’s degree in accounting and marketing.

Jim F. Haynes, Jr.

Jim F. Haynes, Jr. joined Centennial Bank (formerly Community Bank) in 2003 as market president for the Beebe, Arkansas market. Mr. Haynes was named Regional President of Centennial Bank for the North Florida region in 2014 and served as Chief Lending Officer for this region from 2011 to 2016. Mr. Haynes has 25 years of lending and banking experience. He is a graduate of Arkansas State University in Jonesboro, Arkansas, where he received a bachelor’s degree in finance.

Kevin D. Hester

Kevin D. Hester joined Centennial Bank (formerly First State Bank) in 1998 as Executive Vice President of Lending, and became Chief Lending Officer of Home BancShares in 2010. He has more than 30 years of banking experience. From 1985 to 1998, Mr. Hester held various positions at First Commercial Corporation, including Executive Vice President of Lending at First Commercial’s Kilgore, Texas, affiliate. Mr. Hester is a graduate of the University of Central Arkansas with a bachelor’s degree in accounting and is an honor graduate of the National Commercial Lending School in Norman, Oklahoma. He is a former board member of the National Association of Government Guaranteed Lenders (NAGGL) and is still active within the organization.

J. Stephen Tipton

J. Stephen Tipton was appointed to serve as the Chief Operating Officer of Home BancShares and Centennial Bank in August 2015. Mr. Tipton most recently served as a Regional Vice President of Centennial Bank. He began his banking career in 2005 and joined Centennial Bank in 2006. Prior to becoming Regional Vice President, Mr. Tipton served as Director of Credit Risk Management during 2013 and as Commercial Lender from 2009 to 2012. Mr. Tipton has a vast array of experience in retail, business development, lending and acquisitions. He is a graduate of the University of Arkansas at Fayetteville.

Donna J. Townsell

Donna J. Townsell was appointed to serve as the Senior Executive Vice President of Home BancShares and Centennial Bank in October 2015. Ms. Townsell serves on several committees in the organization, including the Operations Committee and the Strategic Oversight Committee. Prior to becoming Senior Executive Vice President, Ms. Townsell served as Project Manager for Centennial Bank and led the bank’s Build-A-Better-Bank (“B3”) campaign, which has included the successful effort to improve the Company’s efficiency ratio, a long-term corporate goal of the Company. Ms. Townsell joined the Company in 2007. She is a graduate of the University of Central Arkansas in Conway, Arkansas.

CORPORATE GOVERNANCE

Duties of the Board

The Board of Directors has the responsibility to serve as the trustee for the shareholders. It also has the responsibility for establishing broad corporate policies and for the overall performance of the Company. The Board, however, is not involved in day-to-day operating details. Members of the Board are kept informed of the Company’s business through discussion with the Chief Executive Officer and other officers, by reviewing analyses and reports sent to them quarterly, and by participating in Board and Committee meetings.

Corporate Governance Guidelines and Policies

We believe that good corporate governance helps ensure that the Company is managed for the long-term benefit of its shareholders. We continue to review our corporate governance policies and practices, corporate governance rules and regulations of the Securities and Exchange Commission (the “SEC”), and the listing standards of the NASDAQ Global Select Market on which our common stock is traded. The Board has adopted various corporate governance guidelines and policies to assist the Board in the exercise of its responsibilities to the Company and its shareholders. The guidelines and policies address, among other items, director independence and director qualifications. You can access and print our corporate governance guidelines and policies, including the charters of our Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee, our Corporate Code of Ethics for Directors, Executive Officers and Employees and other Company policies and procedures required by applicable law or regulation, on our website at www.homebancshares.com under the caption “Investor Relations”/“Corporate Profile”/“Governance Documents”.

Director Independence

NASDAQ rules require that a majority of the directors of NASDAQ-listed companies be “independent.” An “independent director” generally means a person other than an officer or employee of the listed company or its subsidiaries, or any other individual having a relationship, which, in the opinion of the listed company’s board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Certain categories of persons are deemed not to be independent under the NASDAQ rules, such as persons employed by the listed company within the last three years, and persons who have received (or whose immediate family members have received) payments exceeding a specified amount from the listed company within the last three years, excluding payments that are not of a disqualifying nature (such as compensation for board service, payments arising solely from investments in the listed company’s securities, and benefits under a tax-qualified retirement plan). NASDAQ rules impose somewhat more stringent independence requirements on persons who serve as members of the audit committee or the compensation committee of a listed company.

Of the thirteen persons who currently serve on our Board of Directors, we believe that Messrs. Adams, Adcock, Ashley, Bruns, Buckheim, Engelkes, Hinkle, Lieblong and Longe are “independent” for purposes of NASDAQ rules. Messrs. Allison, Davis, French and Sims are not considered independent because they are officers of Home BancShares. The Board has also determined that no member of the Audit Committee, Compensation Committee or Nominating and Corporate Governance Committee has any material relationship with the Company (either directly or indirectly as a partner, shareholder or officer of an organization that has a relationship with the Company) and that all members of these committees meet the criteria for independence under the NASDAQ listing standards.

Board Structure and Role in Risk Oversight

The Board of Directors has since 2009 separated the positions of Chairman and Chief Executive Officer (“CEO”). The primary purpose of installing a separate CEO in addition to the Chairman was to facilitate and strengthen the succession of management of the Company. This separation of Chairman and CEO also allows for greater oversight of the Company by the Board. The Board is actively involved in oversight of risks that could affect the Company. This oversight is conducted primarily through committees of the Board, as disclosed in the description of each of the committees below and in the charters of each of the committees, but the full Board has retained responsibility for general oversight of risks. The Board satisfies this responsibility through full reports by each committee chair regarding the committee’s considerations and actions, as well as through regular reports directly from officers responsible for oversight of particular risks within the Company.

Code of Ethics

We have adopted a Code of Ethics that applies to all of our directors, officers, and employees. We believe our Code of Ethics is reasonably designed to deter wrongdoing and to promote honest and ethical conduct, including the ethical handling of conflicts of interest, full, fair and accurate disclosure in filings and other public communications made by us, compliance with applicable laws, prompt internal reporting of ethics violations, and accountability for adherence to the Code of Ethics. This Code of Ethics is published in its entirety on our website at www.homebancshares.com under the caption “Investor Relations”/“Corporate Profile”/“Governance Documents”. We will post on our website any amendment to this code and any waivers of any provision of this code made for the benefit of any of our senior executive officers or directors.

BOARD MEETINGS AND COMMITTEES OF THE BOARD

The business of the Company is managed under the direction of the Board of Directors, who meet on a regularly scheduled basis during the calendar year to review significant developments affecting the Company and to act on matters that require Board approval. Special meetings are also held when Board action is required on matters arising between regularly scheduled meetings. Written consents to action without a meeting may be obtained if the Company deems it more appropriate.

All members of the Board are strongly encouraged to attend each meeting of the Board and meetings of the Board Committees on which they serve, as well as the Annual Meeting. The Board of Directors held four regularly scheduled meetings and four special meetings during calendar year 2015. During this period each Board member who served as a director during 2015 participated in at least 75% of the aggregate of the meetings of the Board, except Richard A. Buckheim, and each Board member who served as a director during 2015 participated in at least 75% of the aggregate of the meetings of the committees on which the director served, except John W. Allison, who was excused for good reason. Mr. Allison attended all meetings of the Board during 2015. In addition, all of the current Board members, except Mr. Buckheim, attended the Company’s Annual Meeting in 2015. Our “Director Attendance Policy” is published on our website at www.homebancshares.com under the caption “Investor Relations”/“Corporate Profile”/“Governance Documents”.

Our Board of Directors has four standing committees: the Audit Committee, the Compensation Committee, the Nominating and Corporate Governance Committee and the Asset/Liability Committee. Committee members are elected annually by the Board and serve until their successors are elected and qualified or until their earlier resignation or removal.

The following table discloses the Board members who serve on each of the Board’s committees and the number of meetings held by each committee during calendar year 2015.

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Committees of the Board

	Audit	Compensation	Nominating and Corporate Governance	Asset/Liability
Milburn Adams	X	X
Robert H. Adcock, Jr.	X		X	X
John W. Allison				X
Richard H. Ashley		X		X
Dale A. Bruns		Chair	X	X
Richard A. Buckheim		X
Brian S. Davis(1)				Chair
Jack E. Engelkes	Chair	X
Tracy M. French(2)				X
James G. Hinkle	X
Alex R. Lieblong	X		Chair
Thomas J. Longe	X		X
C. Randall Sims				X

Number of Meetings	5	4	2	4

(1)	Mr. Davis became Chair of the Asset/Liability Committee on July 17, 2015, replacing our former Chief Financial Officer, Randy E. Mayor, who retired from the Company in July 2015.
(2)	Mr. French was appointed to the Asset/Liability Committee on July 17, 2015.

Audit Committee

The Audit Committee assists the Board in fulfilling its oversight responsibility relating to the integrity of our accounting and financial reporting processes and our financial statements, our compliance with legal and regulatory requirements, the independent auditor’s qualifications and independence, and the performance of our internal audit function and our independent auditors. In fulfilling its duties, the Audit Committee, among other things:

•	prepares the Audit Committee report for inclusion in the annual proxy statement;

•	appoints, compensates, retains and oversees the independent auditors;

•	pre-approves all auditing and appropriate non-auditing services performed by the independent auditor;

•	discusses with the internal and independent auditors the scope and plans for their respective audits;

•	reviews the results of each quarterly review and annual audit by the independent auditors;

•	reviews the Company’s financial statements and related disclosures in the Company’s quarterly and annual reports prior to filing with the SEC;

•	reviews the Company’s policies with respect to risk assessment and risk management;

•	reviews the Company’s internal controls, the results of the internal audit program, and the Company’s disclosure controls and procedures and quarterly assessment of such controls and procedures;

•	establishes procedures for handling complaints regarding accounting, internal accounting controls, and auditing matters, including procedures for confidential, anonymous submission of concerns by employees regarding such matters; and

•	reviews the Company’s legal and regulatory compliance programs.

The Board of Directors has adopted a written charter for the Audit Committee that meets the applicable standards of the SEC and NASDAQ. A copy of the Audit Committee Charter is published on our website at www.homebancshares.com under the caption “Investor Relations”/“Corporate Profile”/“Governance Documents”.

The Audit Committee is comprised of Jack E. Engelkes, Chairman, Milburn Adams, Robert H. Adcock, Jr., James G. Hinkle, Thomas J. Longe and Alex R. Lieblong. The Board has determined that each member of the Committee satisfies the independence requirements of the NASDAQ listing standards, that each member of the Committee is financially literate, knowledgeable and qualified to review financial statements, and that Mr. Engelkes has the attributes of an “audit committee financial expert” as defined by the regulations of the SEC.

Compensation Committee

The Compensation Committee aids the Board in discharging its responsibility with respect to the compensation of our executive officers and directors. The Compensation Committee is responsible for evaluating and approving the Company’s compensation plans and policies and for communicating the Company’s compensation policies to shareholders in our annual proxy statement. In fulfilling its duties, the Compensation Committee, among other things:

•	reviews and approves corporate goals and objectives relevant to the compensation of our CEO;

•	evaluates the performance and determines the annual compensation of the CEO in accordance with these goals and objectives;

•	reviews and approves the amounts and terms of the annual compensation for our other executive officers;

•	reviews and approves employment agreements, severance agreements or arrangements, retirement arrangements, change in control agreements/provisions and special supplemental benefits for the executive officers;

•	reviews and makes recommendations to the Board with respect to incentive based compensation plans and equity based plans, and establishes criteria for and grants awards to participants under such plans;

•	reviews and recommends to the Board the compensation for our directors; and

•	reviews and recommends to the Board that the Compensation Discussion and Analysis be included in the annual proxy statement and Form 10-K annual report.

The Board of Directors has adopted a written charter for the Compensation Committee that meets the applicable standards of the SEC and NASDAQ. The Compensation Committee Charter is published on our website at www.homebancshares.com under the caption “Investor Relations”/“Corporate Profile”/“Governance Documents”.

The Compensation Committee is comprised of Dale A. Bruns, Chairman, Milburn Adams, Richard H. Ashley, and Jack E. Engelkes. During 2015, Richard A. Buckheim also served on the Compensation Committee. The Board has determined that each member of the Committee satisfies the independence requirements of the NASDAQ listing standards and Section 162(m) of the Internal Revenue Code of 1986, as amended.

The Compensation Committee charter authorizes the Committee to delegate to subcommittees of the Committee any responsibility the Committee deems necessary or appropriate. The Committee shall not, however, delegate to a subcommittee any power or authority required by any law, regulation or listing standard to be exercised by the Committee as a whole.

The Chairman, after consulting with executive officers and others, makes recommendations to the Committee regarding the form and amount of compensation paid to each executive officer. Additionally, the Chairman, our Chief Operating Officer (“COO”) and the CEO of our bank subsidiary attend the Committee meetings and answer questions and provide information to the Committee as requested. This normally includes a history of the primary compensation components for each executive officer, including an internal pay equity analysis. The Committee then considers the recommendations of the Chairman, the information provided by the COO and the CEO of our bank subsidiary, historical compensation of each executive, and other factors. Based on this information, the Committee sets the compensation for the executive officers and reports its decisions to the Board of Directors. The executive officers do not make any recommendations with regard to director compensation. Although the executive officers are involved in the process of evaluating compensation, including their own, the final decision is made by the Committee or the Board. The Committee understands the inherent conflict in obtaining information from the Chairman and executive officers, but believes that this information is valuable in determining the appropriate compensation. The CEO is not present during the Committee’s deliberations or voting regarding his compensation.

Historically, the Committee meets subsequent to year end to finalize discussion regarding the Company’s performance goals for the previous and current year with respect to performance-based compensation to be paid to executive officers and to approve its report for the annual proxy statement. These goals are approved within 90 days of the beginning of the year. Each year in December and/or January, the Committee generally discusses any new compensation issues, the compensation, bonus and incentive plan award analyses and the engagement of a compensation consultant for annual executive and director compensation. The Committee also meets in December and/or January to:

•	review and discuss the recommendations made by the Chairman;

•	review the performance of the Company and the individual officers;

•	review the level to which the Company’s performance goals were attained and approve short-term cash bonus and long-term incentive awards; and

•	determine the executive officers’ base salaries for the following year.

Management also advises the full Board, including the Committee members, throughout the year of new issues and developments regarding executive compensation.

Compensation Committee Interlocks And Insider Participation

During 2015, Messrs. Bruns, Adams, Ashley, Buckheim and Engelkes served as members of the Compensation Committee. None of these five directors during 2015 or at any previous time served as an officer or employee of Home BancShares or our bank subsidiary. During 2015, none of our executive officers served as a director or member of the compensation committee (or group performing equivalent functions) of any other entity for which any of our independent directors served as an executive officer. See “CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS” for information concerning transactions during 2015 involving Mr. Ashley.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee develops and maintains the corporate governance policies of the Company. The Committee’s responsibilities include, among other things:

•	developing and maintaining the Company’s corporate governance policies;

•	identifying, screening and recruiting qualified individuals to become Board members;

•	making recommendations regarding the composition of the Board and its committees;

•	assisting the Board in assessing the Board’s effectiveness;

•	assisting management in preparing the disclosures regarding the Committee’s operation to be included in the Company’s annual proxy statement; and

•	reviewing and approving all related party transactions required to be disclosed in our annual proxy statement.

The Board of Directors has adopted a written charter for the Nominating and Corporate Governance Committee that meets the applicable standards of the SEC and NASDAQ. The Nominating and Corporate Governance Committee Charter is published on our website at www.homebancshares.com under the caption “Investor Relations”/“Corporate Profile”/“Governance Documents”.

The Nominating and Corporate Governance Committee is comprised of Alex R. Lieblong, Chairman, Robert H. Adcock, Jr., Dale A. Bruns and Thomas J. Longe. The Board has determined that all members of the Committee satisfy independence requirements of the NASDAQ listing standards. The Nominating and Corporate Governance Committee met on January 15, 2016, to select director nominees to be voted on at the Annual Meeting.

Director Candidate Qualifications

The Nominating and Corporate Governance Committee Directorship Guidelines and Selection Policy outlines the qualifications the Committee looks for in a director nominee. Generally, the candidate should possess:

•	relevant business and financial expertise and experience, including an understanding of fundamental financial statements;

•	the highest character and integrity and a reputation for working constructively with others;

•	sufficient time to devote to meetings and consultation on Board matters; and

•	freedom from conflicts of interest that would interfere with performance as a director.

More specifically, the Nominating Committee seeks candidates who possess various qualifications, skills, or other factors it deems appropriate. These factors may include leadership experience in business or other relevant fields, knowledge of the Company and the financial services industry, experience in serving as a director of another financial institution or public company generally, education, wisdom, integrity, analytical ability, familiarity with and participation in the communities served by the Company and its subsidiaries, commitment to and availability for services as a director, and any other factors the Committee deems relevant.

Director Nominations Process

After assessing and considering prevailing business conditions of the Company, legal and listing standard requirements for Board composition, the size and composition of the current Board, and the skills and experience of current Board members, any of the Chairman, the Nominating Committee or any Board member may identify the need to add a Board member or to fill a vacancy on the Board. The Committee identifies qualified director nominees from among persons known to the members of the Committee, by reputation or otherwise, and through referrals from trusted sources, including senior management, existing Board members, shareholders and independent consultants hired for such purpose. The Committee may request that senior officers of the Company assist the Committee in identifying and assessing prospective candidates who meet the criteria established by the Board. The Committee will consider director candidates recommended by shareholders in accordance with the procedures set forth in the Company’s policy regarding director recommendations by shareholders. This policy is described above under the caption “Can a Shareholder Nominate a Director?” and is published on our website at www.homebancshares.com under the caption “Investor Relations”/“Corporate Profile”/“Governance Documents”. The Committee intends to evaluate any candidate recommended by a shareholder in the same manner in which it evaluates candidates recommended by other sources, according to the criteria described below.

The Nominating Committee evaluates candidates based upon the candidate’s qualifications, recommendations, or other relevant information, including a personal interview. The Nominating Committee has determined that the Board as a whole must have the right diversity, mix of characteristics and skills for the optimal functioning of the Board in its oversight of the Company. The Board believes it should be comprised of persons with skills in areas such as banking, finance, accounting, sales and marketing, law, strategic planning and leadership of large, complex organizations. The Nominating Committee prefers a mix of background and experience among the Board’s members but does not follow any ratio or formula to determine the appropriate mix. Rather, it uses its judgment to identify nominees whose backgrounds, attributes and experiences, taken as a whole, will contribute to the high standards of Board service to the Company.

In addition to the targeted skill areas, the Nominating Committee looks for a strong record of achievement in key knowledge areas that it believes are critical for directors to add value to a Board including:

•	Strategy – knowledge of the Company’s business model, the formulation of corporate strategies, knowledge of key competitors and banking markets;

•	Leadership – skills in coaching senior executives and the ability to assist in their development;

•	Organizational issues – understanding of strategy implementation, management processes, group effectiveness and organizational design;

•	Relationships – understanding how to interact with investors, regulatory bodies, and communities in which the Company operates;

•	Functional – understanding of finance matters, financial statements and auditing procedures, technical expertise, legal issues, information technology and marketing; and

•	Ethics – the ability to identify and raise key ethical issues concerning the activities of the Company and senior management as they affect the business community and society.

The Committee meets to consider and approve the candidates to be presented to the Board. The Committee then presents its proposed nominees to the full Board. The Board considers the recommendations of the Committee and approves candidates for nomination.

The Nominating and Corporate Governance Committee Directorship Guidelines and Selection Policy is published on our website at www.homebancshares.com under the caption “Investor Relations”/“Corporate Profile”/“Governance Documents”.

Asset/Liability Committee

Our Asset/Liability Committee consists of Brian S. Davis, Chairman, Robert H. Adcock, Jr., John W. Allison, Richard H. Ashley, Dale A. Bruns, Tracy M. French and C. Randall Sims. The Asset/Liability Committee meets quarterly and is primarily responsible for:

•	development and control over the implementation of liquidity, interest rate and market risk management policies;

•	review of interest rate movements, forecasts, and the development of the Company’s strategy under specific market conditions; and

•	continued monitoring of the overall asset/liability structure of our bank subsidiary to minimize interest rate sensitivity and liquidity risk.

DIRECTOR COMPENSATION

The following table sets forth elements of compensation awarded to or paid by us to our non-employee directors during the fiscal year ended December 31, 2015:

Director Compensation Table

Name	Fees earned or paid in cash(1)	Stock awards(2)(3)	Option awards	Non-equity incentive plan compensation	Change in pension value and nonqualified compensation earnings	All other compensation	Total
Milburn Adams	$31,575	$29,420	—	—	—	—	$60,995
Robert H. Adcock, Jr.	29,925	29,420	—	—	—	—	59,345
Richard H. Ashley	98,250	29,420	—	—	—	—	127,670
Dale A. Bruns	104,175	29,420	—	—	—	—	133,595
Richard A. Buckheim	28,300	29,420	—	—	—	—	57,720
Jack E. Engelkes	83,400	29,420	—	—	—	—	112,820
James G. Hinkle	24,450	29,420	—	—	—	—	53,870
Alex R. Lieblong	18,500	29,420	—	—	—	—	47,920
Thomas J. Longe	35,350	29,420	—	—	—	—	64,770

(1)	Includes Company Board of Directors and committee retainers and fees, subsidiary bank director fees, subsidiary bank advisory board fees and subsidiary bank committee fees.
(2)	Consists of restricted shares of our common stock granted to each of our non-employee directors on January 16, 2015. Restricted stock awards are based on the grant date fair value and are calculated pursuant to the provisions of FASB ASC Topic 718 “Compensation – Stock Compensation.” See Note 15 of the consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015 for a discussion of the assumptions underlying the valuation of these equity awards.
(3)	As of December 31, 2015, each of our non-employee directors, except Mr. Longe, held 1,333 restricted shares of our common stock and the following aggregate number of outstanding options to acquire our common stock: Mr. Ashley, 2,376; Mr. Bruns, 8,475; Mr. Buckheim, 2,376; Mr. Engelkes, 7,365; Mr. Hinkle, 2,376; and Mr. Lieblong, 9,504. Mr. Longe held 1,000 restricted shares of our common stock as of December 31, 2015. Mr. Adams, Mr. Adcock and Mr. Longe each held no options to acquire our common stock as of December 31, 2015.

During 2015, we paid the following compensation to each of our non-employee directors and our Chairman for their service on the holding company Board and Board committees:

•	an annual cash retainer of $8,000.

•	an additional annual cash retainer of $2,500 paid the chairman of the Audit Committee.

•	$2,000 ($4,000 for our Chairman of the Board) for each Board meeting attended.

•	$1,000 ($2,000 for the chairman) for each Compensation Committee meeting attend.

•	$400 ($800 for the chairman) for each Audit Committee meeting attended.

•	$400 for each Asset/Liability Committee meeting attended.

•	$250 ($500 for the chairman) for each Nominating and Corporate Governance Committee meeting attended.

•	1,000 restricted shares of our common stock which will “cliff” vest on January 16, 2018.

Only our non-employee directors and our Chairman of the Board received committee attendance fees during 2015. The compensation paid to our Chairman of the Board and our other employee directors is included in the Compensation Discussion & Analysis and the related executive compensation tables in this Proxy Statement.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Banking Transactions. Most of our directors and officers, as well as the firms and businesses with which they or members of their immediate families are associated, are customers of our bank subsidiary. Our bank subsidiary has engaged in a variety of loan transactions in the ordinary course of business with individuals and their families and businesses, and it is anticipated that such transactions will occur in the future. In the case of all such related party transactions in 2015, each transaction was approved by either the Audit Committee, the Nominating and Corporate Governance Committee, the Board of Directors or the bank subsidiary’s board of directors. These loans were made in the ordinary course of business on substantially the same terms, including interest rates and collateral requirements, as those prevailing at the time for comparable loans with persons not related to us. In the opinion of our management, those loan transactions do not involve more than a normal risk of collectability or present other unfavorable features.

We believe that all extensions of credit by our bank subsidiary to its directors and officers and to directors and officers of the Company, either directly or as guarantors, were made in conformity with the requirements of Federal Reserve Board Regulation O. As of December 31, 2015, the aggregate amount outstanding on these loans, including available borrowings, was approximately $51.2 million, of which approximately $40.7 million was attributable to the largest borrowing relationship. None of these loans are non-accrual, past due 90 days or more, restructured or potential problems.

Real Estate Transactions. We lease certain of our properties from persons who are affiliated with us. The property used by our Marketing and Sales Department in Conway, Arkansas, is leased from First Real Estate LTD Partnership LLLP, which includes one of our directors, Robert H. Adcock, Jr. Additionally, we lease the land for a banking office in Lakewood Village Shopping Center in North Little Rock, Arkansas, from Conservative Development Company, a corporation controlled, through common ownership, by Richard H. Ashley, who is one of our directors. During 2015, the aggregate payments we made, directly or indirectly, to each of the named persons for the various leases described above were less than $120,000.

Other Transactions. In 2013, we and an unaffiliated third party purchased an airplane owned by Capital Buyers, a company owned by our Chairman, John W. Allison. In connection with the purchase, we and the third party each agreed to contribute $50,000 annually, and Mr. Allison agreed to contribute $25,000 annually, toward the fixed cost of the plane. Each of us, the third party and Mr. Allison share an aggregate time allotment for use of the plane, split 40%, 40% and 20%, respectively. Any user that goes over its or his time allotment will be billed at a rate of $600 per hour. We also entered into a lease agreement with Mr. Allison in June 2013 to lease a hangar for the airplane for an aggregate annual rent of $9,000. During 2015, the aggregate payments we made toward the cost of the plane and for the lease of the hangar described above were less than $120,000.

We believe the terms of each of the agreements above are no less favorable to us than we could have obtained from an unaffiliated third party. We expect we will continue to engage in similar banking and business transactions in the ordinary course of business with our directors, executive officers, principal shareholders and their associates. All proposed related party transactions are presented to the Nominating and Corporate Governance Committee of our Board of Directors for consideration and approval. The Committee approved each of the transactions described above. The Committee does not currently have any formal policies or procedures with respect to its review, approval, or ratification of related party transactions, but considers each related party transaction or proposed related party transaction on a case-by-case basis. According to its charter, the Committee follows the definition of “related party transaction” provided in the SEC’s regulations under the Securities Act of 1933.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16 of the Securities and Exchange Act of 1934, as amended, requires each director, officer, and any individual beneficially owning more than 10 percent of the Company’s common stock to file reports on Forms 3, 4, and 5 disclosing beneficial ownership and changes in beneficial ownership of the common stock of the Company with the SEC within specified time frames. These specified time frames require Form 3 filings to be made within 10 days after the person becomes a reporting person. Changes in ownership generally must be filed on Form 4 within two business days of the transaction. Based solely on information provided to the Company by individual directors and officers, we believe that all our Section 16 filers complied with the filing requirements during the fiscal year, except that one Form 4 reporting five concurrent stock option exercises by a director, Alex R. Lieblong, for 712 shares of common stock each was not filed timely.

PRINCIPAL SHAREHOLDERS OF THE COMPANY

The following table sets forth certain information as of January 31, 2016, concerning the number and percentage of shares of our common stock beneficially owned by our directors, our named executive officers, and all of our directors and executive officers as a group, and by each person known to us who beneficially owned more than 5% of the outstanding shares of our common stock.

Information in this table is based upon “beneficial ownership” concepts described in the rules issued under the Securities Exchange Act of 1934. Under these rules, a person is deemed to be a beneficial owner of any shares of our common stock if that person has or shares “voting power,” which includes the power to vote or direct the voting of the shares, or “investment power,” which includes the right to dispose or direct the disposition of the shares. Thus, under the rules, more than one person may be deemed to be a beneficial owner of the same shares. A person is also deemed to be a beneficial owner of any shares as to which that person has the right to acquire beneficial ownership within 60 days from January 31, 2016.

Except as otherwise indicated, all shares are owned directly, and the named person possesses sole voting and investment power with respect to his shares. The address for each of our directors and named executive officers is c/o Home BancShares, Inc., 719 Harkrider Street, Suite 100, Conway, Arkansas 72032.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Shares Outstanding(1)
5% or greater holders:
John W. Allison(2)(6)	4,564,768	6.46%
T. Rowe Price Associates, Inc.(3)	4,038,387	5.70%
BlackRock, Inc.(4)	5,541,772	7.90%
The Vanguard Group(5)	4,455,510	6.35%
Directors and named executive officers:
Milburn Adams	64,000	*
Robert H. Adcock, Jr.(7)	888,035	1.26%
Richard H. Ashley(6)(8)	2,335,109	3.30%
Dale A. Bruns(6)(9)	317,104	*
Richard A. Buckheim(6)(10)	107,084	*
Brian S. Davis(6)(11)	49,649	*
Jack E. Engelkes(6)(12)	194,069	*
Tracy M. French(6)(13)	169,296	*
Kevin D. Hester(6)(14)	61,041	*
James G. Hinkle(6)(15)	318,376	*
Alex R. Lieblong(6)(16)	1,001,395	1.42%
Thomas J. Longe(17)	6,750	*
C. Randall Sims(18)	199,305	*
All directors and executive officers as a group (20 persons)(6)	10,619,614	15.02%

*	Less than 1%.

(1)	The percentage of our common stock beneficially owned was calculated based on 70,324,667 shares of our common stock outstanding as of January 31, 2016. The percentage assumes that the person in each row has exercised all options that are exercisable by that person or group within 60 days of January 31, 2016.
(2)	Mr. Allison’s address is c/o Home BancShares, Inc., 719 Harkrider Street, Suite 200, Conway, Arkansas 72032. Mr. Allison is also Chairman of the Board of Directors of the Company. Includes 427,680 shares owned by Mr. Allison’s spouse, 8,136 shares held in Mr. Allison’s IRA, 143,333 shares of restricted stock, 6,775 shares owned by Mr. Allison’s 401(k) plan, and 33,664 shares owned by Capital Buyers, a company that is owned by Mr. Allison.
(3)	Based on information as of December 31, 2015, obtained from a Schedule 13G/A filed with the SEC on or about February 9, 2016, by T. Rowe Price Associates, Inc., located at 100 E. Pratt Street, Baltimore, Maryland 21202 (“Price Associates”). The foregoing information has been included solely in reliance upon, and without independent investigation of, the disclosures contained in Price Associates’ Schedule 13G/A. These securities are owned by various individual and institutional investors for which Price Associates serves as investment adviser with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.
(4)	Based on information as of December 31, 2015, obtained from a Schedule 13G/A filed with the SEC on or about January 26, 2016, by BlackRock, Inc., located at 40 East 52nd Street, New York, New York 10022 (“BlackRock”). The foregoing information has been included solely in reliance upon, and without independent investigation of, the disclosures contained in BlackRock’s Schedule 13G/A.
(5)	Based on information as of December 31, 2015, obtained from a Schedule 13G filed with the SEC on or about February 11, 2016, by Vanguard Group, Inc., located at P.O. Box 2600, V26, Valley Forge, Pennsylvania 19482-2600 (“Vanguard”). The foregoing information has been included solely in reliance upon, and without independent investigation of, the disclosures contained in Vanguard’s Schedule 13G.
(6)	Includes shares that may be issued upon the exercise of vested common stock options, as follows: Mr. Allison, 122,188 shares; Mr. Ashley, 2,376 shares; Mr. Buckheim, 2,376 shares; Mr. Davis, 16,044 shares; Mr. Engelkes, 5,227 shares; Mr. French, 16,000 shares; Mr. Hinkle, 2,376 shares; Mr. Lieblong, 9,504 shares; and all directors and executive officers as a group, 229,742 shares.
(7)	Includes 37,572 shares held in Mr. Adcock’s IRA account, 333,719 shares owned by the Robert H. Adcock Trust, 66,024 shares owned by the Carol Adcock Trust, 371,712 shares owned by the RHA 2014 Trust, 74,342 shares owned by the CCA 2014 Trust and 2,000 shares of restricted stock.
(8)	Includes 7,447 shares held in Mr. Ashley’s IRA, 12,835 shares owned by Mr. Ashley’s spouse, 3,756 shares owned by the IRA of Mr. Ashley’s spouse, 1,004,618 shares owned by RH Ashley Investments, LLC, 1,234,480 shares owned by Conservative Development Company, a corporation of which Mr. Ashley is president, 1,750 shares owned by Square Associates, LLC, a company of which Mr. Ashley is a partner, 2,000 shares of restricted stock, and 544 shares for which Mr. Ashley is custodian for his children.
(9)	Includes 238,107 shares owned by the Bruns Family Limited Partnership and 2,000 shares of restricted stock.
(10)	Includes 1,000 shares of restricted stock.
(11)	Includes 1,117 shares owned by Mr. Davis’s 401(k) plan, 23,000 shares of restricted stock and 3,564 shares held in Mr. Davis’s IRA.
(12)	Includes 200 shares owned by the IRA of Mr. Engelkes’ spouse, 96,129 shares owned by Mr. Engelkes’ spouse, 22,360 shares for which Mr. Engelkes is custodian for his children, 2,000 shares of restricted stock, and 3,123 shares held in Mr. Engelkes’ Simple IRA.
(13)	Includes 20,250 shares owned by Mr. French’s 401(k) plan, 13,961 shares held in Mr. French’s IRA and 32,000 shares of restricted stock.
(14)	Includes 2,521 shares owned by Mr. Hester’s 401(k) plan, 24,000 shares of restricted stock and 3,564 shares held in Mr. Hester’s IRA.
(15)	Includes 301,271 shares owned by the James G. Hinkle Revocable Trust and 2,000 shares of restricted stock.
(16)	Includes 587,389 shares that are owned by Key Colony Fund L.P., a hedge fund of which Mr. Lieblong is the managing partner and 2,000 shares of restricted stock.
(17)	Includes 4,750 shares owned by Mr. Longe’s IRA and 2,000 shares of restricted stock.
(18)	Includes 57,658 shares held in Mr. Sims’ IRA, 4,000 shares of restricted stock and 17,680 shares owned by Mr. Sims’ 401(k) plan.

COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary

The following Compensation Discussion and Analysis provides information regarding the Company’s compensation program for our “named executive officers.” Our “named executive officers” for 2015 are C. Randall Sims, CEO and President, Brian S. Davis, CFO and Treasurer, Randy E. Mayor, former CFO and Treasurer (retired July 2015), John W. Allison, Chairman of the Board, Tracy M. French, CEO and President of our bank subsidiary, and Kevin D. Hester, Chief Lending Officer (“CLO”). Specific information regarding the compensation paid to each named executive officer is disclosed in the Summary Compensation Table and the other compensation tables that follow beginning on page 31 of this proxy statement. The discussion below includes an overview of our compensation philosophy and guiding principles, the components of our executive compensation, and a summary of our executive compensation awards for 2015.

Our compensation program is designed to attract and retain key management for the Company and our bank subsidiary, motivate high performance with a view toward long-term growth and success of the Company, and align management with the interests of our shareholders. Our executive compensation consists of base salary, short-term cash bonus incentive awards, long-term equity incentive awards, retirement and insurance benefit plans and certain perquisites. The short-term incentive awards are closely linked to the Company’s or our bank subsidiary’s financial performance compared with the Company’s or the bank’s strategic goals for each year or to the executive’s contributions to other operational achievements during the year. Our long-term incentive awards, which may be granted on a fixed basis or a performance basis tied to annual and/or multi-year cumulative performance goals of the Company or our bank subsidiary, encourage the alignment of senior management’s goals with those of our shareholders, with the ultimate goal of increasing overall shareholder value. The opportunity to earn annual cash bonus awards and long-term equity awards provides a mix of variable compensation that integrates the Company’s short-term and long-term goals, as well as helps to attract and retain executive officers.

Salary payments to our named executive officers during 2015 ranged from $275,000 to $360,000, which compares to a range of $275,000 to $390,000 in 2014. Changes to our named executive officers’ salaries in 2015 were primarily related to management transitions during the year, which included the January 2015 resignation of Mr. Sims as CEO and President of our bank subsidiary and promotion of Mr. French from Regional President to CEO and President of our bank subsidiary and the July 2015 retirement of Mr. Mayor and promotion of Mr. Davis from Chief Accounting Officer to CFO. In addition, our Chairman and our CLO received salary increases of 9% and 7%, respectively, over 2014 base pay. For 2015, we paid annual cash bonuses to each of the named executive officers, except Messrs. Allison and Mayor, ranging from 4% to 50% of the executive’s 2015 base salary. The 2015 cash bonus awards were based primarily on the officers’ contributions to our record earnings during 2015, the completion of our acquisitions of the Florida operations of the former Doral Bank of Puerto Rico (“Doral Florida”) and a pool of national commercial real estate loans originated by the former Doral Bank, the creation of the Centennial Commercial Finance Group (“Centennial CFG”) to manage this pool of national loans through a new loan production office in New York, New York, and the completion of our acquisition of Florida Business BancGroup, Inc. (“FBBI”).

The Compensation Committee utilizes the Company’s Amended and Restated 2006 Stock Option and Performance Incentive Plan for issuing long-term equity incentive awards to our executive officers as a means to reward past performance, provide a long-term incentive for future performance and align management with the interests of our shareholders. In January 2015, the Committee awarded Mr. Allison 60,000 restricted shares of our common stock for his leadership in connection with the Company’s 2014 financial performance and our acquisitions of Florida Traditions Bank (“Traditions”) and Broward Financial Holdings, Inc. (“Broward”). The Committee also awarded stock options representing 50,000 shares of our common stock to Mr. French for his contributions related to our 2014 acquisitions and his elevation to CEO and President of our bank subsidiary. In August 2015, the Committee granted equity incentive awards to Messrs. Davis, French and Hester consisting of restricted shares, performance-based restricted shares and performance-based stock options. Vesting of the performance-based awards is subject to the Company’s achievement of average diluted earnings per share of $0.625 per share for four consecutive quarters or $2.50 total diluted earnings per share over four consecutive quarters, with additional time-based vesting upon attainment of the performance goal. In January 2016, the Committee awarded Mr. Allison 5,000 unrestricted bonus shares of our common stock in lieu of a cash bonus for 2015 and 70,000 restricted shares based on his leadership in connection with the Company’s acquisitions and financial performance in 2015. The Committee believes these equity awards provide a long-term performance incentive and further align the interests of these executive officers with those of our shareholders.

Overview of Compensation Philosophy and Program

The Compensation Committee, composed entirely of independent directors, administers the Company’s executive compensation program. The role of the Committee is to oversee the Company’s compensation and benefit plans and policies, administer its stock plans, and review and approve annually all compensation decisions related to the named executive officers and our Board members. The Committee reports its compensation decisions to the Board for their review.

The Committee recognizes the importance of compensation and performance and seeks to reward performance with cost-effective compensation that aligns employee efforts with the business strategy of the Company and with the interest of the shareholders. The Committee also recognizes that the compensation should assist the Company in attracting and retaining key executives critical to its long-term success.

The following principles guide the Committee:

•	Compensation levels should be sufficiently competitive to attract and retain key management for the bank and holding company. The Company hires experienced bank executives that have a track record in the market. Competition is strong for these talented and experienced people. The compensation package must be strong and competitive in that market.

•	Compensation should relate directly to performance and responsibility. Compensation should vary with the performance and responsibility of the individual. It should always be proportional to the contribution to the Company’s success.

•	Short-term incentive compensation should motivate high performance. The Company uses the cash bonus plan to motivate individuals with roles and responsibilities that give them the ability to directly impact the Company’s performance and strategic direction. The incentive compensation should not cause the individual to take excessive and unnecessary risks that would threaten the institution.

•	The Company’s Stock Option and Performance Incentive Plan should align management with shareholders’ interests. Awards of stock options, restricted stock or other forms of long-term compensation should encourage management to focus on the long-term growth and success of the Company. It should provide management with a meaningful stake in the Company and the prospects of a long-term career.

The Committee receives regular updates on our business results from management and reviews the quarterly financial statements and projections to assess whether executive compensation continues to be properly balanced with and supportive of our business objectives. The Committee may also review information, including reported revenue, profit levels, market capitalization and disclosed governance practices, regarding comparably-sized bank holding companies in a peer group to assess our comparative performance and organizational structure. The Committee uses management updates and peer information as tools to evaluate the connection between executive compensation and our performance as a business. This information is reviewed in a subjective manner. There is no implied direct or formulaic linkage between peer information and our compensation decisions. The Committee takes the view that a close connection between compensation and performance objectives encourages our executives to make decisions that will result in significant positive short-term and long-term returns for our business and our shareholders without providing an incentive either to take unnecessary risks or to avoid opportunities to achieve long-term benefits even though they may reduce short-term benefits for the named executive officers, the business or our shareholders.

Based on these reports and assessments, the Committee annually evaluates both the short-term and long-term performance compensation for the named executive officers to ensure alignment with our business objectives. The Committee also works closely with management regarding long-term equity incentives, including performance based equity awards, which emphasize shareholder returns while providing enhanced retention value for key executives.

Benchmarking Against A Peer Group

The Committee in the past has compared total compensation levels for the executive officers to the compensation paid to executives in a peer group. The Committee annually considers the need for a peer analysis and reviews peer compensation as the Committee deems necessary. The Committee did not perform a peer compensation review or engage a compensation consultant during 2015 to advise the Committee on setting the compensation of our executive officers. For 2015, the Committee evaluated and considered the overall performance and achievements of the Company and our bank subsidiary, as well as each executive’s individual performance and the Chairman’s recommendation for such executive (other than himself).

Consideration of Shareholder Advisory “Say-on-Pay” Vote

At our Annual Meeting in 2015, the shareholders approved, on an advisory basis, the compensation of our named executive officers for 2014, as disclosed in last year’s proxy statement (99.2% of votes cast). We value this endorsement by our shareholders of our executive compensation policies. The Committee has considered the results of this advisory vote on executive compensation, and we have followed the same philosophy in determining our current executive compensation of maintaining competitive executive pay that rewards performance and encourages management to focus on the long-term growth and success of the Company by providing them an equity stake in the Company that aligns their interests with our shareholders. The Company has included in this Proxy Statement a similar proposal providing for an advisory vote to approve the compensation of our executives in accordance with the shareholders’ recommendation. See “PROPOSAL TWO – ADVISORY (NON-BINDING) VOTE APPROVING EXECUTIVE COMPENSATION.”

Components of Compensation

The key elements of the Company’s executive compensation program are:

•	Base salary

•	Short-term incentives (bonuses)

•	Long-term incentive compensation (options/restricted stock)

•	Retirement and insurance benefit plans

•	Certain defined perquisites

The Company tries to determine the proper mix of base, short-term and long-term incentive compensation. In our markets there are a number of national, regional and community banks. The competition for experienced executives in banking is strong. The Committee understands that being a public company that can offer equity incentives and a community banking philosophy puts the Company in a competitive position for strong management. The public market for the stock and its easily accessible value is a positive factor in aligning management’s interest with that of the shareholders and making them meaningful stakeholders.

Base Salary

Base salaries historically have been targeted at comparable levels for peer companies and adjusted to recognize varying levels of responsibility, individual performance, individual banking region performance if appropriate and internal equity issues. The Committee reviews the base salaries of the executive officers annually. This base salary provides the foundation for a total compensation package that is required to attract, retain and motivate the officers. Generally, base salaries are not directly related to specific measures of performance, but are determined by experience, the scope and complexity of the position, current job responsibilities, and salaries of competing banks. The Committee did not use benchmarking in 2015. In January 2015, the Committee approved base salary increases for 2015 of 7% to 16% for our CLO, our Chairman and the CEO and President of our bank subsidiary. Mr. French received the largest increase in his base salary in connection with his promotion to CEO and President of the bank, while the Committee reduced the salary of Mr. Sims to reflect his no longer serving as CEO and President of the bank. The base salary for 2015 for our former CFO was unchanged from his 2014 base salary. Our current CFO was awarded a base salary equal to approximately 92% of our former CFO’s salary in connection with his promotion to CFO in July 2015. In January 2016, the Committee approved base salary increases for 2016 for each of our named executives. These increases range from $10,000, or 4% of 2015 base salary, for Mr. Sims to $30,000, or 10% of 2015 base salary, for Mr. Allison.

Short-term Incentives

An annual cash bonus plan is intended to reward individual performance for that year. The Compensation Committee evaluates a number of performance criteria for the Company or the bank and considers the overall profitability of the Company and our bank subsidiary before determining the awards. Specifically, the Committee reviews the individual performance of the officer, along with the goals and performance of the Company and the bank relative to the officer’s role and responsibilities. For named executives who are officers of our bank subsidiary, the Committee reviews criteria such as return on assets, growth in assets, asset quality, return on equity, gross margin, net income, operating income, net cash flow and regulatory examination results. In evaluating an executive officer of the parent, the Committee reviews the goals of the parent company including shareholder return, earnings per share, and the other criteria noted above. The final consideration is the overall profitability of the Company. The Committee then determines the amount of the awards. In each case, the Committee makes the determination at their discretion as to the issuance and amount of any award.

The Committee awarded annual cash bonuses for 2015 to each of our named executive officers, except our Chairman, in amounts ranging from 4% to 50% of the executive’s 2015 base salary. The Chairman was awarded unrestricted bonus shares of our common stock in lieu of a cash bonus. The awards were based primarily on each executive’s contribution to the completion of our acquisitions of FBBI, Doral Florida, and the pool of national commercial loans originated by Doral Bank, the formation of Centennial CFG, and the Company’s financial performance during 2015, which included record net income, a record core efficiency ratio of 39.48% and an increase in diluted earnings per share (excluding merger expenses) of $0.30 per share, or 17.0%, for the year ended 2015 when compared to the previous year.

Long-term Incentives

Consistent with the Company’s philosophy that favors compensation based upon performance, long-term incentives comprise a significant component of total compensation. In 2012, the Board of Directors adopted and the shareholders approved the Amended and Restated 2006 Stock Option and Performance Incentive Plan (the “Plan”). The purpose of the Plan is to attract and retain highly qualified officers, directors, and key employees, and to encourage those employees to improve our business results. The Plan is administered by our Compensation Committee. Subject to the terms of the Plan, the Committee may select participants to receive awards, determine the types, terms and conditions of awards and interpret provisions of the Plan.

It is the policy of the Committee to award grants with an exercise price set at the fair market value on the date of the grant. The Company does not have a practice of timing option or restricted stock grants to coordinate with the release of material non-public information. The Committee evaluates opportunities under the Plan along with the annual setting of salaries and awarding bonuses. The Committee will also consider awards under the Plan if appropriate in recruiting a new employee.

The Committee uses one or more of the following business criteria, on a consolidated basis and/or with respect to specified banking regions (except with respect to the total shareholder return and earnings per share criteria), in establishing performance goals for awards intended to comply with Section 162(m) of the Internal Revenue Code granted to covered employees:

•	shareholder return;

•	return on assets;

•	growth in assets;

•	asset quality;

•	return on equity;

•	earnings per share;

•	net income; and

•	operating income.

Section 162(m) of the Internal Revenue Code places a limit of $1,000,000 on the compensation that a publicly held corporation may deduct in any one year with respect to its principal executive officer and its three other most highly compensated executive officers whose compensation is required to be disclosed in its annual proxy statement (other than the principal financial officer). There is an exception to the $1,000,000 limitation for performance-based compensation meeting certain requirements. Annual cash incentive compensation and stock option awards are generally performance-based meeting those requirements and, as such, are deductible. The Compensation Committee has not adopted a policy with regard to this issue. The Amended and Restated 2006 Stock Option and Performance Incentive Plan contains certain provisions which are intended to further the Company’s eligibility to deduct future performance-based compensation in accordance with Section 162(m).

Historically, the Committee has granted both regular and performance-based nonqualified stock options. Awards granted on a regular (or fixed) basis carry a set vesting schedule based on a certain time period as determined by the Committee. Performance-based awards are payable in recognition of achievement of certain annual and/or cumulative performance goals of the Company or our bank subsidiary based on one or more of the criteria described above over a period of time longer than one year. Under the Amended and Restated 2006 Stock Option and Performance Incentive Plan, the Committee must certify in writing that all of the performance goals and other material terms of a performance-based award have been met before the named executive officer may receive payment for such award. The Committee may confer with the Audit Committee as necessary when confirming achievement of performance goals. The equity awards (both fixed and performance-based) typically have been based on a vesting period of three to five years.

The Committee may also grant restricted stock under the Plan based on the criteria described above. The restricted period for such shares may be subject to the satisfaction of Company or individual performance objectives but may not be less than one year. If the restricted shares are not subject to any such performance objectives, the restricted period may not be less than three years.

On January 16, 2015, the Committee awarded 60,000 restricted shares of our common stock to Mr. Allison in recognition of his leadership in connection with the Company’s financial performance in 2014 and the Company’s acquisitions of Traditions and Broward. The Committee also awarded stock options to purchase 50,000 shares of our common stock to Mr. French for his contributions related to our 2014 acquisitions and in connection with his elevation to CEO and President of our bank subsidiary. The restricted shares to Mr. Allison will “cliff” vest on January 16, 2018. The stock options to Mr. French will vest in five equal annual installments beginning on January 16, 2016.

On March 12, 2015, prior to his being named CFO, Mr. Davis was awarded 25,000 stock options for his recent contributions as our then Chief Accounting Officer and Investor Relations Officer and as an additional performance incentive. These stock options will vest in five equal annual installments beginning on the first anniversary of the grant date.

On August 24, 2015, the Committee granted both regular and performance-based equity awards to our current CFO, our CLO and the CEO of our bank subsidiary. These awards included an aggregate of 32,500 restricted shares subject to time vesting (“Restricted Shares”), 32,500 restricted shares of our common stock subject to performance conditions (“Performance Shares”) and 175,000 performance-based stock options (“Performance Options”). The Restricted Shares will vest over five years in three equal annual installments beginning on the third anniversary of the grant date. The performance goal for the performance-based awards will be met as of the end of the calendar quarter when the Company has achieved average diluted earnings per share of $0.625 per share for four consecutive quarters or $2.50 total diluted earnings per share over a period of four consecutive quarters. The Performance Shares will vest over five years in three equal annual installments beginning on the third anniversary of the date that the performance goal is met, and the Performance Options will vest in seven equal annual installments beginning on the first anniversary of the grant date, subject to the performance goal having been met. If the performance goal is met after the first anniversary of the grant date, all installments of the Performance Options with a prior vesting date will vest as of the date the performance goal is met. The purposes of these awards were to provide an additional retention and performance incentive for these executives and to further align their interests with the interests of our shareholders. The Restricted Shares and the Performance Shares had a fair market value on the date of grant of $36.91 per share, and the Performance Options had a fair market value on the date of grant of $8.51 per share based on the Black-Scholes valuation method for stock options.

Prior to the August 2015 awards, the Committee most recently granted performance-based awards in August 2012, when the Committee awarded an aggregate of 208,000 restricted shares of our common stock to our executive officers and certain other employees pursuant to the Plan, including 86,000 shares subject to time vesting (which vested in August 2015) and 122,000 shares subject to performance-based vesting. These performance-based shares were subject to a similar performance goal consisting of a targeted average diluted earnings per share or cumulative targeted diluted earnings per share over a four consecutive quarter period, with additional time-based vesting upon attainment of the performance goal. The Company met this performance goal as of September 30, 2013, and in accordance with the terms of the awards, these shares will “cliff” vest on September 30, 2016, subject to the officer’s or employee’s continued employment with the Company on the vesting date.

Finally, on January 25, 2016, the Committee awarded 5,000 unrestricted bonus shares of our common stock to our Chairman, Mr. Allison, in lieu of a cash bonus for 2015, and 70,000 restricted shares of our common stock based on his leadership in connection with our acquisitions of FBBI, Doral Florida and the pool of national commercial loans originated by Doral Bank, the formation of Centennial CFG, and the Company’s overall financial performance in 2015. The restricted shares will “cliff” vest on January 25, 2019.

Retirement and Insurance Benefits

Post-Termination Benefits. We do not have any employment, salary continuation, or severance agreements currently in effect for any of our executive officers.

Chairman’s Retirement Plan. In 2007, our Board of Directors, based on a recommendation by the Compensation Committee, approved a Chairman’s Retirement Plan for our Chairman, John W. Allison. The Chairman’s Retirement Plan provides a supplemental retirement benefit to Mr. Allison of $250,000 per year for 10 consecutive years or until Mr. Allison’s death, whichever occurs later.

The benefits under the plan became 100% vested and commenced on Mr. Allison reaching age 65 in 2011. The vested benefits are payable over 10 years or Mr. Allison’s life, whichever is greater. If Mr. Allison dies during the 10 year guaranteed benefit period, his beneficiary will receive the remaining payments due during the guaranteed period. If he dies after the guaranteed benefit period, no further benefits will be paid. The annual benefit is paid in monthly installments.

Supplemental Executive Retirement Plan. Prior to our acquisition of Community Bank in 2003, Community Bank purchased life insurance policies on its President and Chief Executive Officer, Tracy M. French. The policies offset benefit expenses associated with a supplemental annual retirement benefit that grows on a tax-deferred basis. A portion of the benefit is determined by an indexed formula. The balance of the benefit is determined by crediting interest on the accrued balances. The calculation for the benefit expense accrual is: insurance policy income minus opportunity cost plus interest. The opportunity cost is determined by the bank and is equal to the five year average of the one year Treasury Bill rate. The bank (now Centennial Bank) retains the opportunity cost. Prior to Mr. French’s retirement, any earnings in excess of the opportunity costs are accrued to a liability reserve account for his benefit. At retirement, this liability reserve account is amortized with interest and paid out over a period of 15 years. If Mr. French dies while there is a balance in his account, this balance will be paid in a lump sum to Mr. French’s beneficiaries.

The life insurance benefit for Mr. French is being provided by an endorsement split dollar life plan. Upon the death of the executive, the death benefit payable is equal to 70% of the net at-risk life insurance portion (total benefit less cash value) of the policies insuring the life of Mr. French. The bank has all ownership rights in the death benefits and surrender values of the insurance policy on Mr. French. Its obligations under the retirement benefit portion of this policy are unfunded; however, the bank has purchased life insurance policies on Mr. French that are actuarially designed to offset the annual expenses associated with the benefit portion of the policy and will, given reasonable actuarial assumptions, offset all of the cost during Mr. French’s lifetime and provide a complete recovery of costs at death.

401(k) Plan. All our full- and part-time employees over the age of 21 are eligible to participate in our 401(k) Plan immediately. We contribute a matching contribution equal to 50% of the participants’ first 6% of deferred compensation contribution. In addition, we may make a discretionary contribution. No discretionary contributions were made during 2015.

Health and Insurance Benefits. Our full-time officers and employees are provided hospitalization and major medical insurance. We pay a substantial part of the premiums for these coverages. All insurance coverage under these plans is provided under group plans on generally the same basis to all of our full-time employees. Also, we provide other basic insurance coverage including dental, life, and long-term disability insurance.

In 2004, First State Bank (now Centennial Bank) adopted an endorsement split-dollar life insurance plan which provides for the purchase of life insurance policies insuring the life of Mr. Allison. Both the bank and Mr. Allison have an interest in each of the policies, and therefore, this is classified as an endorsement split-dollar plan. Mr. Allison’s beneficiaries will be entitled to an amount equal to 50% of the net at-risk insurance portion of the total proceeds. The net at-risk portion is the total proceeds less the cash value of the policy. Mr. Allison recognizes the economic value of this death benefit each year on his individual income tax return. The beneficiaries of the policies are named by Mr. Allison and the bank will receive the remainder of the death benefit. The bank has all ownership rights in the death benefits and surrender values of the policies. The premium paid on June 4, 2004, for the policies was $4.8 million. Effective December 22, 2006, the death benefits payable under these policies split between the bank and Mr. Allison’s beneficiaries. If the death benefits were paid in 2016, approximately $8.7 million would be paid to the bank and approximately $2.0 million would be paid to Mr. Allison’s beneficiaries.

Perquisites

The Company provided certain perquisites to executive management in 2015. These perquisites included:

•	401(k) contributions

•	Country club dues

•	Gasoline for personal car

•	Car allowance

•	Use of company owned car

•	Moving allowance

The Company owns a 50% ownership interest in an airplane previously owned by Mr. Allison’s company, Capital Buyers. We share the use and the annual fixed cost of the airplane with an unaffiliated third party, which owns the remaining 50% interest in the airplane, and Mr. Allison through a specified time allotment and cost sharing arrangement. In addition, the Company from time-to-time uses a separate airplane owned by Capital Buyers. An employee of the Company is a pilot and flies the airplanes. Mr. Allison also uses the airplanes and the pilot for personal travel which may or may not occur during working hours. When the Company uses the Capital Buyers plane, Capital Buyers charges the Company for out of pocket expenses and other expenses attributable to use and maintenance of the aircraft.

Director Fees

Mr. Allison receives additional fees for his service as Chairman of the Board of Directors of the Company, which for 2015 included an annual retainer of $8,000 and a fee of $4,000 for each holding company Board meeting attended. The fees for his service as Chairman of the Board are set by the Board of Directors. In addition, Mr. Allison is Chairman of the board of directors of the Company’s bank subsidiary and serves on each regional board of directors of the bank. He receives fees for his service on the board of directors and each regional board of the bank. The fees for his service on each board are set by the respective boards of the bank. Mr. Allison earned a total of $81,850 in fees for his service on the Board of Directors of the Company and the board of directors and regional boards of the bank during 2015, including fees for his service on committees of the Company and bank boards. Mr. Allison is the only named executive officer who received fees for serving on the Company’s or our bank subsidiary’s boards of directors or on any committees of such boards during 2015.

REPORT OF THE COMPENSATION COMMITTEE

OF THE BOARD OF DIRECTORS

The following Compensation Committee Report should not be deemed filed or incorporated by reference into any other document, including the Company’s filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Report into any such filing by reference.

In accordance with its written charter, which was re-adopted in its current form by the Board of Directors on January 15, 2016, the Compensation Committee evaluates and approves the plans and policies related to the compensation of the Company’s executive officers and directors. A copy of the Compensation Committee charter is published on the Company’s website at www.homebancshares.com under the caption “Investor Relations”/“Corporate Profile”/“Governance Documents”.

The Committee met four times in 2015 to discuss, among other items, the salaries, bonuses and other compensation of the senior executive officers and other key employees of the Company.

In determining the compensation of the executive officers for 2016, the Committee, among other things, evaluated the performance of the Chief Executive Officer and the other executive officers in light of corporate goals and objectives and reviewed the Chairman’s compensation recommendations. The Committee also set the bonuses to our named executive officers for their performance in 2015.

The Compensation Committee reviewed and discussed with management the information provided in the preceding Compensation Discussion and Analysis section of this Proxy Statement. Based on its review and discussions with management, the Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and our Annual Report on Form 10-K for the calendar year ended December 31, 2015, for filing with the SEC.

Home BancShares, Inc.

Compensation Committee Members

Dale A. Bruns, Chairman

Milburn Adams

Richard H. Ashley

Jack E. Engelkes

EXECUTIVE COMPENSATION

The following table sets forth various elements of compensation awarded to or paid by us for services rendered in all capacities by our CEO, our CFO, our former CFO (retired July 2015), and our three other most highly-compensated executive officers, our “named executive officers,” during the fiscal year ended December 31, 2015.

Summary Compensation Table

Name and principal position	Year	Salary	Bonus	Stock awards(1)		Option awards(1)		Non-equity incentive plan compensation		Change in pension value and non- qualified deferred compensation earnings		All other compensation		Total
C. Randall Sims, Chief Executive Officer and President	2015 2014 2013	$275,000 390,000 360,000	$10,000 195,000 150,000	$	— — —	$	— — —	$	— — —	$	— — —	$23,094 21,717 21,569	(2)	$308,094 606,717 531,569
Brian S. Davis, Chief Financial Officer and Treasurer	2015	225,105	75,000		738,200		648,250		—		—	17,882	(3)	1,704,437
Randy E. Mayor, Former Chief Financial Officer and Treasurer(4)	2015 2014 2013	191,538 300,000 275,000	— 150,000 120,000		— — —		— — —		— — —		— — —	21,713 11,659 11,592	(5)	213,251 461,659 406,592
John W. Allison, Chairman of the Board	2015 2014 2013	300,000 275,000 275,000	— 100,000 —		1,935,850 1,365,600 34,500		— — 159,500		— — —		162,699 169,390 175,568	435,889 386,545 363,103	(6)	2,834,438 2,296,535 1,007,671
Tracy M. French, CEO & President of Centennial Bank	2015 2014 2013	360,000 310,000 280,000	180,000 155,000 150,000		922,750 102,420 69,000		638,250 — 132,600		— — —		36,336 33,276 30,360	31,060 19,084 16,720	(7)	2,168,396 619,780 678,680
Kevin D. Hester, Chief Lending Officer	2015	300,000	150,000		738,200		425,500		—		—	11,739	(8)	1,625,439

(1)	Restricted stock and stock option awards are based on the grant date fair values and are calculated pursuant to the provisions of FASB ASC Topic 718 “Compensation – Stock Compensation.” See Note 15 of the consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015 for a discussion of the assumptions underlying the valuation of these equity awards.
(2)	Includes gasoline for personal car, $184; personal use of Company car, $1,689; country club dues, $7,280; 401(k) contribution, $8,452; executive gifts, $2,289; and income realized from restricted stock dividends, $3,200. The incremental cost of the car was determined by multiplying the percentage of personal miles times the annual lease value of the car.
(3)	Includes moving allowing, $2,335; 401(k) contribution, $8,108; executive gifts, $2,289; and income realized from restricted stock dividends, $5,150.
(4)	Mr. Mayor retired from the Company in July 2015 and subsequently became a consultant to the Company in December 2015.
(5)	Includes 401(k) contribution, $5,498; vacation payout, $14,215; and income realized from restricted stock dividends, $2,000.
(6)	Mr. Allison used a pilot employed by the Company for personal trips in an airplane owned by Capital Buyers, a company owned by Mr. Allison. The incremental cost of those services was determined to be $8,500, using $500 per trip, current rate for a commercial pilot, times 17 trips of personal travel. Other Compensation also includes Company Board of Directors fees, $24,000; subsidiary bank director and advisory board fees, $18,600; committee fees, $39,250; auto allowance, $18,000; gasoline for personal car, $1,892; 401(k) contribution, $9,785; country club dues, $5,672; Company-owned life insurance ownership, $9,868; income realized from supplemental retirement plan, $250,000; income realized from restricted stock dividends, $48,033; and executive gifts, $2,289.
(7)	Includes gasoline for personal car, $670; personal use of Company car, $5,283; 401(k) contribution, $10,861; income realized from restricted stock dividends, $10,800; Company-owned life insurance ownership, $1,157; executive gifts, $2,289. The personal use of the car was determined the same as disclosed in Note 2 above.
(8)	Includes country club dues, $3,250; executive gifts, $2,289; and income realized from restricted stock dividends, $6,200.

Employment Agreements

We currently do not have any employment, salary continuation or severance agreements in effect with any of our executive officers.

Stock Awards and Stock Option Grants

The number of shares authorized for issuance under the Home BancShares Amended and Restated 2006 Stock Option and Performance Incentive Plan (the “Plan”), as approved by the Company’s shareholders in 2012, is 4,644,000. In 2015, there were 743,000 options granted pursuant to the Plan, and options to purchase 230,923 shares were exercised. The Company granted restricted stock awards representing a total of 315,242 shares of our common stock during 2015. See “COMPENSATION DISCUSSION AND ANALYSIS – Components of Compensation” for more information on the Plan and the awards granted under the Plan.

The following table contains information about awards granted pursuant to the Plan to each of our named executive officers during the fiscal year ended December 31, 2015:

Grants of Plan-Based Awards Table

								All other stock awards: number of shares of stock or units	All other option awards: number of securities under- lying options	Exercise or base price of option awards (per share)	Grant date fair value of stock and option awards(2)

		Estimated future payouts
		under non-equity incentive			Estimated future payouts under
	Grant Date	plan awards			equity incentive plan awards
Name		Threshold	Target	Maximum	Threshold	Target	Maximum
					(1)	(1)	(1)
C. Randall Sims	N/A	—	—	—	—	—	—	—	—	—	—
Brian S. Davis	3/12/15	—	—	—	—	—	—	—	25,000	$33.72	$222,750
	8/24/15	—	—	—	—	—	—	10,000	—	—	369,100
	8/24/15	—	—	—	3,333	10,000	10,000	—	—	—	369,100
	8/24/15	—	—	—	7,145	50,000	50,000	—	—	36.91	425,500
Randy E. Mayor	N/A	—	—	—	—	—	—	—	—	—	—
John W. Allison	1/16/15	—	—	—	—	—	—	60,000	—	—	1,765,200
Tracy M. French	1/16/15	—	—	—	—	—	—	—	50,000	29.42	376,000
	8/24/15	—	—	—	—	—	—	12,500	—	—	461,375
	8/24/15	—	—	—	4,167	12,500	12,500	—	—	—	461,375
	8/24/15	—	—	—	10,725	75,000	75,000	—	—	36.91	638,250
Kevin D. Hester	8/24/15	—	—	—	—	—	—	10,000	—	—	369,100
	8/24/15	—	—	—	3,333	10,000	10,000	—	—	—	369,100
	8/24/15	—	—	—	7,145	50,000	50,000	—	—	36.91	425,500

(1)	The equity incentive plan awards set forth in the table above will be eligible to vest upon the achievement of a specified performance goal, after which the awards will vest according to a time-based vesting schedule, subject to the named executive officer’s continued employment. The “threshold” column reflects the number of shares to vest in the first installment following achievement of the performance goal. The “target” and “maximum” columns reflect the vesting of the entire award. More information regarding the vesting conditions for these awards is set forth in the narrative discussion that follows.
(2)	Grant date fair values are calculated pursuant to the provisions of FASB ASC Topic 718 “Compensation – Stock Compensation.” See Note 15 of the consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015 for a discussion of the assumptions underlying the valuation of these equity awards.

The restricted shares granted to Mr. Allison on January 16, 2015, will “cliff” vest on January 16, 2018. The stock options granted to Mr. French on January 16, 2015, will vest in five equal annual installments beginning on January 16, 2016. The stock options granted to Mr. Davis on March 12, 2015, will vest in five equal annual installments beginning on March 12, 2016. The equity awards granted to Messrs. Davis, French and Hester on August 24, 2015, consist of restricted shares of our common stock subject to time vesting (“Restricted Shares”), restricted shares subject to performance conditions (“Performance Shares”) and performance-based stock options (“Performance Options”). The Restricted Shares will vest over five years in three equal annual installments beginning on August 24, 2018. The Performance Shares will vest over five years in three equal annual installments beginning on the third anniversary of the date that the performance goal is met, and the Performance Options will vest in seven equal annual installments beginning on August 24, 2016, subject to the performance goal being met. If the performance goal is met after August 24, 2016, all installments of the Performance Options with a prior vesting date will vest as of the date the performance goal is met. The performance goal for the Performance Shares and the Performance Options will be met as of the end of the calendar quarter when the Company has achieved average diluted earnings per share of $0.625 per share for four consecutive quarters or $2.50 total diluted earnings per share over a period of four consecutive quarters. Vesting of each of these awards is subject to the executive officer’s continued employment with the Company on each vesting date.

On January 25, 2016, the Company granted 5,000 unrestricted bonus shares and 70,000 restricted shares of our common stock to Mr. Allison. These restricted shares will “cliff” vest on January 25, 2019.

As of February 16, 2016, options to purchase 1,239,299 shares remain outstanding under the Plan, and 432,677 shares of common stock remain available for future awards under the Plan. The Company does not currently have a policy regarding repricing of stock options.

The following table contains information, on a stock dividend and stock split adjusted basis, about unexercised stock options previously granted to each of our named executive officers that are outstanding as of December 31, 2015:

[Table follows on next page.]

Outstanding Equity Awards at Fiscal Year-End Table No. 1

Name	Option Awards
	Number of securities underlying unexercised options exercisable	Number of securities underlying unexercised options unexercisable		Equity incentive plan awards: Number of securities underlying unexercised unearned options		Option exercise price	Option expiration date
C. Randall Sims	—	—		—		—	—
Brian S. Davis	712	—		—		$5.33	11/22/2017
	1,425	—		—		5.33	11/22/2018
	1,425	—		—		5.33	11/22/2019
	3,880	—		—		9.31	8/28/2017
	6,600	—		—		11.37	10/16/2018
	2,000	8,000	(1)	—		33.54	4/16/2024
	—	25,000	(2)	—		33.72	3/11/2025
	—	—		50,000	(3)	36.91	8/23/2025
Randy E. Mayor	—	—		—		—	—
John W. Allison	712	—		—		3.92	12/31/2016
	712	—		—		4.21	12/31/2016
	712	—		—		4.21	12/31/2017
	712	—		—		4.92	12/31/2016
	712	—		—		4.92	12/31/2017
	712	—		—		4.92	12/31/2018
	712	—		—		5.33	12/31/2016
	712	—		—		5.33	12/31/2017
	712	—		—		5.33	12/31/2018
	712	—		—		5.33	12/31/2019
	88,957	—		—		5.54	3/13/2016
	35,640	—		—		8.54	1/17/2018
	4,752	—		—		8.60	1/9/2018
	47,520	—		—		10.16	1/18/2017
	20,000	30,000	(4)	—		17.25	1/17/2023
Tracy M. French	40,000	—		—		5.54	3/13/2016
	8,000	12,000	(4)	—		17.25	1/17/2023
	8,000	12,000	(5)	—		19.08	4/17/2023
	—	50,000	(6)	—		29.42	1/15/2025
	—	—		75,000	(3)	36.91	8/23/2025
Kevin D. Hester	—	—		50,000	(3)	36.91	8/23/2025

(1)	These shares will vest in four equal annual installments beginning on April 17, 2016.
(2)	These shares will vest in five equal annual installments beginning on March 12, 2016.
(3)	These shares will vest in seven equal annual installments beginning on August 24, 2016, subject to the performance goal being met. If the performance goal is met after August 24, 2016, all installments with a prior vesting date will vest as of the date the performance goal is met. The performance goal will be met as of the end of the calendar quarter when the Company has achieved average diluted earnings per share of $0.625 per share for four consecutive quarters or $2.50 total diluted earnings per share over a period of four consecutive quarters.
(4)	One-third of these shares vested on January 18, 2016. The remaining unexercisable shares will vest in two equal annual installments on each of January 18, 2017 and 2018.
(5)	These shares will vest in three equal annual installments beginning on April 18, 2016.
(6)	One-fifth of these shares vested on January 16, 2016. The remaining unexercisable shares will vest in four equal annual installments beginning on January 16, 2017.

The following table contains information about the restricted stock awards previously granted to each of our named executive officers that are outstanding as of December 31, 2015:

Outstanding Equity Awards at Fiscal Year-End Table No. 2

Name	Stock Awards
	Number of shares or units of stock that have not vested		Market value of shares or units of stock that have not vested(1)	Equity incentive plan awards: Number of unearned shares, units or other rights that have not vested		Equity incentive plan awards: Market or payout value of unearned shares, units or other rights that have not vested(1)
C. Randall Sims	4,000	(2)	$162,080	—		—
Brian S. Davis	3,000	(2)	121,560	—		—
	10,000	(3)	405,200	—		—
	—		—	10,000	(4)	405,200
Randy E. Mayor	—		—	—		—
John W. Allison	666	(5)	29,986	—		—
	26,666	(6)	1,080,506	—		—
	60,000	(7)	2,431,200	—		—
Tracy M. French	4,000	(2)	162,080	—		—
	4,000	(5)	162,080	—		—
	3,000	(8)	121,560	—		—
	12,500	(3)	506,500	—		—
	—		—	12,500	(4)	506,500
Kevin D. Hester	10,000	(3)	405,200
	—		—	10,000	(4)	405,200

(1)	The market value applied to the unvested shares of the named executive officer’s restricted common stock was $40.52 per share based upon the last trade price as reported on the NASDAQ Global Select Market on December 31, 2015.
(2)	These performance-based shares will “cliff” vest on the third annual anniversary of the date that the performance goal was met. The performance goal was met as of September 30, 2013, the end of the calendar quarter when the Company had averaged $0.3125 diluted earnings per share for four consecutive quarters or $1.25 total diluted earnings per share over a period of four consecutive quarters. Therefore, all of these shares will “cliff” vest on September 30, 2016.
(3)	These shares will vest over five years in three equal annual installments beginning on August 24, 2018.
(4)	These performance-based shares will vest over five years in three equal annual installments beginning on the third annual anniversary of the date that the performance goal is met. The performance goal will be met as of the end of the calendar quarter when the Company has achieved averaged diluted earnings per share of $0.625 per share for four consecutive quarters or $2.50 total diluted earnings per share over a period of four consecutive quarters.
(5)	The remaining unvested shares vested on January 18, 2016.
(6)	One-half of these shares vested on January 17, 2016. The remaining unvested shares will vest on January 17, 2017.
(7)	All of these shares will “cliff” vest on January 16, 2018.
(8)	All of these shares will “cliff” vest on January 17, 2017.

Option Exercises and Stock Awards Vested in 2015

The following table contains information about stock options exercised and restricted stock awards vested by each of our named executive officers during 2015.

Option Exercises and Stock Awards Vested Table

Name	Option Awards		Stock Awards
	Number of shares acquired on exercise	Value realized on exercise	Number of shares acquired on vesting	Value realized on vesting
C. Randall Sims	—	—	4,000	$159,280
Brian S. Davis	—	—	2,000	79,640
Randy E. Mayor	—	—	4,000	159,280
John W. Allison	181,760	$5,615,595	14,001	411,909
Tracy M. French	—	—	4,000	159,280
Kevin D. Hester	—	—	4,000	159,280

Pension and Other Benefits

The following table contains information about the actuarial present value of the accumulated benefit to each of our named executive officers under each plan in which the named executive officer participates that provides for the payment of specified retirement benefits or benefits that will be paid primarily following retirement:

Pension and Other Benefits Table

Name	Plan Name	Number of years credited service	Present value of accumulated benefit	Payments during last fiscal year
C. Randall Sims	N/A	—	—	—
Brian S. Davis	N/A	—	—	—
Randy E. Mayor	N/A	—	—	—
John W. Allison	Chairman’s Retirement Plan	(1)	$1,985,877	$250,000
Tracy M. French	Supplemental Executive Retirement Plan	(1)	268,183	—
Kevin D. Hester	N/A	—	—	—

(1)	The benefits under the Chairman’s Retirement Plan and the Supplemental Executive Retirement Plan are not dependent on credited years of service. The benefits under the Chairman’s Retirement Plan became fully vested in 2011 when Mr. Allison reached age 65. Mr. French is fully vested in the balance accrued to the liability reserve account for his benefit in connection with the Supplemental Executive Retirement Plan.

See “COMPENSATION DISCUSSION AND ANALYSIS – Components of Compensation” for more information regarding these retirement plans.

Nonqualified Deferred Compensation

We do not currently have in effect any defined contribution or other plan that provides for the deferral of compensation to any of our executive officers on a basis that is not tax-qualified.

Payments Upon Termination or Change-In-Control

We do not currently have in effect any compensatory plan or other arrangement that provides for payments or the provision of benefits to any of our executive officers upon their termination of employment with the Company or upon a change in control of the Company or a change in the officer’s responsibilities.

Compensation Risk Assessment

The Compensation Committee and management conducted an assessment of the risks associated with our compensation policies and practices during 2015, including our compensation arrangements for both executives and non-executive employees. That assessment included a review of policies and procedures relating to the components of our compensation program, a review of incentive-based equity and cash compensation features, identification of any compensation design features that could potentially encourage excessive or imprudent risk taking, and consideration of the presence or absence of controls, oversight or other factors that mitigate potential risk.

During the review, the Committee and management concluded that several factors and controls relating to our compensation policies and practices mitigate against the potential for risks that could materially and adversely affect the Company. These factors and controls include:

•	the Company’s lack of involvement in activities regarded as having significant inherent risk, such as mortgage-backed securities and proprietary trading;

•	management’s review of compensation arrangements of employees of the Company or our bank subsidiary having compliance, risk, credit quality, quality assurance and finance roles;

•	oversight of incentive compensation by the Compensation Committee, which is made up of independent directors;

•	effective internal controls over financial reporting for the Company;

•	appropriate segregation of duties; and

•	restrictions on awards that align the interests of the employee with the interests of the shareholders.

Based upon this assessment, we do not believe that our employee compensation policies and practices create risks that are reasonably likely to have a material adverse effect on the Company.

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PROPOSAL TWO – ADVISORY (NON-BINDING) VOTE

APPROVING EXECUTIVE COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) enables our shareholders to vote to approve, on an advisory (non-binding) basis, the compensation of our named executive officers as disclosed in this Proxy Statement in accordance with SEC rules. This vote is commonly known as a “say-on-pay” vote. At our Annual Meeting in 2012, our shareholders voted to recommend that the Company hold future “say-on-pay” votes annually until the Company is next required to hold an advisory vote on the frequency with which the Company will hold future “say-on-pay” votes, which will be in 2018. Accordingly, the Company presents the resolution set forth below for approval by the shareholders in accordance with the Dodd-Frank Act and Section 14A of the Securities Exchange Act of 1934.

At our Annual Meeting in 2015, our shareholders approved, on an advisory basis, the compensation of our named executive officers for 2014, as disclosed in last year’s proxy statement. We value the endorsement by our shareholders of our executive compensation policies. We believe that our compensation policies and procedures are competitive, are focused on pay for performance principles and are strongly aligned with the long-term interests of our shareholders. The Compensation Committee, which is comprised entirely of independent directors, oversees our executive compensation program and monitors our policies to ensure they continue to emphasize programs that reward executives for results that are consistent with shareholder interests.

We encourage you to closely review our Compensation Discussion and Analysis and the tabular disclosure which follows it, including the footnotes and narratives which accompany each table, as they describe our compensation policies and procedures and the components and amounts comprising the compensation paid to our named executive officers.

The following resolution gives you as a shareholder the opportunity to endorse or not endorse the compensation we pay to our named executive officers by voting to approve or not approve such compensation as described in this Proxy Statement:

“RESOLVED, that the shareholders of Home BancShares, Inc. (the “Company”) approve the compensation of the Company’s executives named in the Summary Compensation Table of the Company’s Proxy Statement for the 2016 Annual Meeting of Shareholders, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the Executive Compensation tables and the related disclosure contained in the Proxy Statement.”

Because your vote is advisory, it will not be binding upon the Board of Directors and may not be construed as overruling any decision by the Board. However, the Compensation Committee may, in its sole discretion, take into account the outcome of the vote when considering future executive compensation arrangements.

Our Board of Directors and our Compensation Committee believe that our commitment to responsible compensation practices as described in this Proxy Statement justifies a vote by shareholders FOR the resolution approving the compensation of our executives as disclosed in this Proxy Statement.

The Board of Directors Recommends that Shareholders Vote

FOR

the Advisory (Non-binding) Resolution Approving

the Company’s Executive Compensation

PROPOSAL THREE – APPROVAL OF AMENDMENT TO

ARTICLES OF INCORPORATION TO INCREASE

NUMBER OF AUTHORIZED SHARES

General

Our Restated Articles of Incorporation, as amended, currently authorize the issuance of up to 100,000,000 shares of common stock, $0.01 par value. As of the record date, 70,226,519 shares of common stock were issued and outstanding, 1,239,299 shares were reserved for issuance pursuant to currently outstanding stock options, and 432,677 shares were reserved for future awards under our Amended and Restated 2006 Performance Incentive Plan, as amended, leaving 28,101,505 shares available for other uses.

The Board of Directors is proposing an amendment to the Restated Articles of Incorporation, as amended, to increase the number of authorized shares of common stock from 100,000,000 to 200,000,000. If the shareholders approve this proposal, the first sentence of Article THIRD in the Company’s Restated Articles of Incorporation, as amended, will be amended to read as follows:

The authorized capital stock (the “Capital Stock”) of this Corporation shall be 200,000,000 shares of voting common stock (the “Common Stock”) having a par value of $0.01 per share, and 5,500,000 shares of $0.01 par value preferred stock (the “Preferred Stock”).

Purpose and Effect of the Proposed Amendment

The Board believes that the current number of authorized shares does not provide the Company with adequate flexibility to issue stock in connection with any future acquisitions or for general corporate purposes. In particular, if the Board determines that it would be appropriate to effect a significant acquisition through the exchange of common stock, conduct a stock offering or declare a stock dividend or split, the current number of unissued authorized shares might not be enough to complete such transaction. Although we cannot guarantee that any future acquisitions, stock offerings, dividends or splits will occur, the Board believes that the proposed increase in the number of authorized shares will provide the Company with the flexibility necessary to maintain a reasonable stock price through future stock dividends or splits, or to issue shares in connection with an acquisition or other corporate purpose, without incurring the expense of convening a special shareholder’s meeting or the delay of waiting until the next annual meeting.

If this proposal is approved, all authorized but unissued shares of common stock will be available from time to time for any proper purpose approved by the Board, including issuances in connection with stock-based benefit plans, future stock splits or dividends and issuances to raise capital or effect acquisitions. Neither the Company nor the Board currently has any arrangements or understandings with respect to the issuance or use of the additional shares of authorized common stock sought to be approved (other than issuances permitted or required under the Company’s Amended and Restated 2006 Stock Option and Incentive Plan, as amended, or awards made pursuant to that plan). If this proposal is approved, all or any of the shares may be issued without further shareholder action, unless required by law or the rules of the NASDAQ Stock Market.

Existing shareholders do not have preemptive or similar rights to subscribe for or purchase any additional shares of common stock that the Company may issue in the future. Therefore, issuances of common stock other than issuances on a pro rata basis to all shareholders would reduce each shareholder’s proportionate interest in the Company.

An increase in the authorized number of shares of common stock could have an anti-takeover effect. If we issue additional shares in the future, such an issuance could dilute the voting power of a person seeking control of the Company, thereby making an attempt to acquire control of the Company more difficult or expensive. Neither the Board nor management is currently aware of any attempt, or contemplated attempt, to acquire control of the Company, and we are not presenting this proposal with the intent that it be used as an anti-takeover device.

Vote Required to Approve Proposal

Approval of the amendment to the Restated Articles of Incorporation, as amended, to increase the number of authorized shares requires the affirmative vote of a majority of the votes cast in person or by proxy at the Annual Meeting, assuming a quorum is present.

The Board of Directors Recommends that Shareholders Vote

FOR

Approval of the Amendment to the Company’s Restated Articles of Incorporation

to Increase the Number of Authorized Shares

PROPOSAL FOUR – APPROVAL OF AMENDMENT TO

THE COMPANY’S AMENDED AND RESTATED

2006 STOCK OPTION AND PERFORMANCE INCENTIVE PLAN

The Amended and Restated 2006 Stock Option and Performance Incentive Plan (the “Plan”) was adopted by our Board of Directors in February 2012 and approved by our shareholders in May 2012. In March 2012, the Board of Directors approved an amendment to the Plan eliminating the “Tax Offset Payments” provision of the Plan. This amendment took effect upon the approval of the Plan by the shareholders in May 2012. In June 2015, the Board of Directors amended the Plan to allow future stock option awards to be exercised by, among other methods, a “net exercise” arrangement through which the exercise price is paid by reducing the number of shares of common stock issued upon exercise by a number of shares having an aggregate fair market value equal to the total exercise price.

As adjusted for the two-for-one forward split of our common stock paid to the Company’s shareholders in June 2013, there are currently 4,644,000 shares of common stock authorized for issuance under the Plan. As of the record date, 1,239,299 of these shares are reserved for issuance pursuant to currently outstanding stock options, and 432,677 of these shares remain available for future awards under the Plan.

On January 15, 2016, our Board of Directors approved an additional amendment to the Plan, subject to shareholder approval, to increase the number of shares reserved for issuance under the Plan by 1,000,000 shares. This amendment is being submitted to our shareholders for approval.

Amended and Restated 2006 Stock Option and Performance Incentive Plan

The following summary of the material provisions of the Plan, as previously amended and as proposed to be amended by the shareholders, is qualified in its entirety by reference to the complete text of the Plan, which is attached as Appendix A to this Proxy Statement and incorporated by reference into this proposal. A copy of the proposed amendment to the Plan is provided at the end of Appendix A.

In 2012, our Board of Directors adopted and our shareholders approved the Home BancShares, Inc. Amended and Restated 2006 Stock Option and Performance Incentive Plan. The purpose of the Plan is to attract and retain highly qualified officers, directors, key employees, and other persons, and to motivate those persons to improve our business results.

The Plan amends and restates the Company’s 2006 Stock Option and Performance Incentive Plan (the “2006 Plan”) adopted by the Board of Directors in March 2006 and approved by the Company’s shareholders in June 2006. The 2006 Plan amended and restated various prior plans that were adopted either by us or companies that we acquired. Awards made under any of the prior plans are subject to the terms and conditions of the Plan, which is designed not to impair the rights of award holders under the prior plans. The Plan goes beyond the prior plans by including additional types of awards (such as unrestricted stock, performance shares, and performance and annual incentive awards) in addition to the stock options (incentive and non-qualified), stock appreciation rights, and restricted stock that could have been awarded under one or more of the prior plans.

Administration. The Plan is administered by our Compensation Committee. Subject to the terms of the Plan, the Compensation Committee may select participants to receive awards; determine the types of awards, terms, and conditions of awards; and interpret provisions of the Plan.

Source of Shares. The common stock issued or to be issued under the Plan consists of authorized but unissued shares and treasury shares. If any shares covered by an award are not purchased or are forfeited, or if an award otherwise terminates without delivery of any common stock, then the number of shares of common stock counted against the aggregate number of shares available under the Plan with respect to the award will, to the extent of any such forfeiture or termination, again be available for making awards.

If the option price, a withholding obligation or any other payment is satisfied by tendering shares or by withholding shares, only the number of shares issued net of the shares tendered or withheld will be deemed delivered for the purpose of determining the maximum number of shares available for delivery under the Plan.

Limitation of the Plan. Benefits granted to any plan participant in any one year may not exceed 10% of the total shares of common stock authorized for issuance under the Plan (i.e., 10% of 5,644,000 shares).

Eligibility. Awards may be made under the Plan to all employees, officers, directors, consultants and other key persons. In determining to whom awards will be granted, the committee will take into account the nature of the services, potential contributions, and other relevant factors.

Performance-Based Criteria. Section 162(m) of the Internal Revenue Code (the “Code”) limits publicly held companies to an annual deduction for federal income tax purposes of $1.0 million for compensation paid to each of the chief executive officer and the three highest compensated executive officers (other than the chief executive officer and the chief financial officer) determined at the end of each year (referred to as “Covered Employees”). However, performance-based compensation is excluded from this limitation. The Plan is designed to permit the Compensation Committee to grant awards that qualify as performance-based compensation for purposes of satisfying the conditions of Section 162(m).

Any awards that the Compensation Committee intends to qualify for the Section 162(m) performance-based compensation deduction exclusion must be based on pre-established, objective performance goals. These goals must be established by the Compensation Committee in writing no later than 90 days after the beginning of the service period to which the award relates and while the outcome is substantially uncertain (i.e., before 25% of the performance period has elapsed). Performance goals must be based on an objective formula or standard. The Compensation Committee may use one or more of the following business criteria in establishing performance goals for awards intended to comply with Section 162(m) of the Code granted to Covered Employees:

•	price of the Company’s common stock or the stock of any affiliate;

•	shareholder return;

•	return on assets;

•	growth in assets;

•	return on equity;

•	return on investment;

•	return on capital;

•	economic profit;

•	economic value added;

•	net income;

•	operating income;

•	gross margin;

•	sales;

•	free cash flow; and

•	earnings per share.

Before the recipient may receive any payment, the Compensation Committee must certify in writing that all of the performance goals have been met. In addition, the material terms of the performance goals must be disclosed to and reapproved by the Company’s shareholders every five years.

Options. The Plan permits the granting of options to purchase shares of common stock intended to qualify as incentive stock options under the Code (qualified stock options) and stock options that do not qualify as incentive stock options (non-qualified stock options). The exercise price of each stock option may not be less than 100% of the fair market value of our common stock on the date of grant. If we were to grant qualified stock options to any 10% shareholder, the exercise price may not be less than 110% of the fair market value of our common stock on the date of grant. We may grant options in substitution for options held by employees of companies that we may acquire. The fair market value of our common stock on February     , 2016, based upon the closing price as reported on the NASDAQ Stock Market on that date, was $        .

The term of each stock option will be fixed by the Compensation Committee and may not exceed ten years (or five years for qualified stock options) from the date of grant. The committee determines at what time or times each option may be exercised and the period of time, if any, after retirement, death, disability or termination of employment during which options may be exercised. The exercisability of options may be accelerated by the Compensation Committee. In general, an optionee may pay the exercise price of an option by cash or cash equivalent, or, if permitted by the committee, by tendering shares of our common stock (which if acquired from us have been held by the optionee for at least six months) or by a “net exercise” arrangement where the Company will reduce the number of shares issued upon exercise by the largest whole number of shares with a fair market value not exceeding the total exercise price, or by a combination of the foregoing methods.

Stock options granted under the Plan may not be sold, transferred, pledged, or assigned other than by will or under applicable laws of descent and distribution.

Restricted Shares. The Plan permits the granting of shares of our common stock which are subject to certain restrictions as determined by the Compensation Committee. Restricted shares may be granted in the form of performance-based or fixed awards. The restricted period during which restricted shares are subject to forfeiture must be at least one year for performance-based awards and at least three years for all other restricted stock awards.

Other Awards. The Compensation Committee may also award under the Plan:

•	unrestricted shares of common stock, which are shares of our common stock issued at no cost or for a purchase price determined by the Compensation Committee and which are free from any restrictions under the Plan;

•	stock appreciation rights, tandem or non-tandem, which are a right to receive a number of shares or, in the discretion of the committee, an amount in cash or a combination of shares and cash, based on the increase in the fair market value of the shares underlying the right during a stated period specified by the Compensation Committee; and

•	performance shares and performance units, ultimately payable in our common stock or cash, as determined by the Compensation Committee, and which are subject to achievement of specified goals tied to business criteria (described above).

Forfeiture; Recoupment. The Compensation Committee may cause a forfeiture of any realized gains by an award recipient who breaches any agreement with or obligation to the Company or who violates any Company policy or procedure. Awards may be annulled for any employee who is terminated for cause. All awards are subject to mandatory repayment if the participant becomes subject to any clawback or recoupment under Company policy or applicable law.

Adjustments for Stock Dividends and Similar Events. The Compensation Committee may make appropriate adjustments in outstanding awards and the number of shares available for issuance under the Plan, including the individual limitations on awards, to reflect common stock dividends, stock splits, spin-offs and other similar events.

Amendment or Termination of the Plan. While our Board of Directors may suspend, terminate or amend the Plan at any time, no amendment may adversely impair the rights of grantees with respect to outstanding awards. In addition, an amendment will be contingent on approval of our shareholders to the extent required by law. Unless terminated earlier, the Plan will automatically terminate on February 27, 2022.

Federal Income Tax Consequences of Options and Stock Awards Under the Plan

THE FOLLOWING IS A GENERAL SUMMARY OF THE TYPICAL FEDERAL INCOME TAX CONSEQUENCES OF THE ISSUANCE AND EXERCISE OF OPTIONS, STOCK APPRECIATION RIGHTS OR AWARDS OF RESTRICTED STOCK UNDER THE PLAN. IT DOES NOT DESCRIBE APPLICABLE FOREIGN, STATE, LOCAL AND OTHER TAX CONSEQUENCES OF THE ISSUANCE AND EXERCISE OF OPTIONS OR OF THE GRANT OF RESTRICTED STOCK. THIS SUMMARY IS BASED UPON THE PROVISIONS OF THE INTERNAL REVENUE CODE, APPLICABLE TREASURY REGULATIONS, ADMINISTRATIVE RULINGS AND JUDICIAL DECISIONS, ALL AS IN EFFECT AS OF THE DATE OF THIS PROXY STATEMENT. THERE CAN BE NO ASSURANCE THAT FUTURE LEGISLATIVE, ADMINISTRATIVE OR JUDICIAL CHANGES OR INTERPRETATIONS, WHICH CHANGES COULD APPLY RETROACTIVELY, WILL NOT AFFECT THE ACCURACY OF THIS SUMMARY.

Stock Awards. A recipient of a stock award has taxable income in the amount equal to the excess of the fair market value of the stock on the date it “vests” over any consideration paid for the common stock (the “spread”). Stock vests either (i) when it is no longer subject to a “substantial risk of forfeiture” (such as a requirement that the recipient retransfer shares at cost or some other material discount from fair market value upon cessation of employment), (ii) when it is freely transferable, or (iii) at the time of issuance if the recipient makes an election under Section 83(b) of the Code within 30 days of the issuance. The taxable income constitutes wages subject to income and employment tax withholding, and the Company receives a corresponding income tax deduction. The recipient will have a basis in his or her shares equal to the value of the shares on the date they vest, and the holding period for the shares will date from vesting. In general, a sale of the shares will produce capital gain or loss which will be long-term or short-term depending on the period of time included in the recipient’s holding period, except that a recipient who makes a Section 83(b) election will not be entitled to any loss should the shares subsequently be forfeited back to the Company.

Options. The grant of an option has no federal income tax effect on the optionee. Upon exercise of the option, unless the option was qualified as an incentive stock option as discussed below, the optionee is treated in the same manner as a recipient of a stock award. Special federal income tax rules apply if our common stock is used to pay all or part of the option exercise price whether or not the options qualify as incentive stock options.

Incentive Stock Options. Like other options, the recipient of an “incentive stock option” does not recognize any income on the grant of the option. Unlike other transferees of shares, however, the optionee does not recognize income for “regular” tax purposes at the time the option is exercised. If the optionee does not dispose of the incentive stock option shares until at least one year after the date the incentive stock option was exercised and two years after the date the incentive stock option was granted, the only gain or loss the optionee will recognize for regular tax purposes will be the long-term capital gain or loss on the sale of the shares. However, any shares sold or otherwise disposed of before both of the holding period requirements have been met (a “disqualifying disposition”), will result in the gain being treated as ordinary income in an amount up to the excess of the fair market value of the stock subject to an option over the exercise price of such option (the “option spread”). Any additional gain will be treated as capital gain or loss and as long-term or short-term depending on the holding period for the stock.

In addition to the regular tax consequences discussed above, the exercise of an incentive stock option can have material alternative minimum tax consequences. In general, the transfer of the shares pursuant to the incentive stock option will create alternative minimum taxable income in the same way that the exercise of other options would create regular taxable income. As a result, the exercise of an incentive stock option can result in substantial alternative minimum tax. The Company is not entitled to a federal income tax deduction in connection with incentive stock options, except to the extent that the optionee has taxable ordinary income on a disqualifying disposition.

Stock Appreciation Rights. Upon the grant of a stock appreciation right, the recipient will not recognize ordinary income. However, upon the exercise of a stock appreciation right, the recipient will, in general, recognize ordinary income in an amount equal to the amount of cash (or the value of the shares) distributed to the recipient. Such income will be treated as wages subject to income and employment tax withholding. The Company will have a deduction equal to the income to the recipient.

Limitation on Deduction of Certain Compensation. A publicly held corporation may not deduct compensation of over a certain amount that is paid in any year to one of its Covered Employees unless the compensation constitutes “qualified performance-based” compensation under the Code. We will generally attempt to ensure that any awards under the Plan will qualify for deduction, but may not do so in every instance.

Plan Benefits

Awards under the Plan are granted at the discretion of the Compensation Committee or the Administrator, and accordingly, the amount of any such awards that may be granted to any individual is not yet determinable. Benefits under the Plan depend on a number of factors, including the fair market value of our common stock on future dates, our actual performance against performance goals established with respect to performance awards and decisions made by the participants, and accordingly, are also not yet determinable.

Equity Compensation Plan Information

The Company does not currently have any existing equity compensation plans or arrangements other than the Plan. The following table sets forth information regarding outstanding options and shares reserved for future issuance under the Plan as of December 31, 2015.

	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding shares reflected in column (a))
Plan Category	(a)	(b)	(c)
Equity compensation plans approved by the shareholders	1,396,784	$25.42	511,044

Equity compensation plans not approved by the shareholders	—	—	—

Required Vote

The approval of the amendment to the Plan to increase the number of shares reserved for issuance under such plan by 1,000,000 shares requires the affirmative vote of a majority of the votes cast in person or by proxy at the Annual Meeting, assuming a quorum is present.

The Board of Directors Recommends that Shareholders Vote

FOR

the Approval of the Amendment to the Company’s

Amended and Restated 2006 Stock Option and Performance Incentive Plan

PROPOSAL FIVE – RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our consolidated financial statements as of and for the fiscal year ended December 31, 2015, were audited by BKD, LLP, an independent registered public accounting firm. In 2015, the Audit Committee of the Board of Directors and our shareholders approved the engagement of BKD, LLP to be our independent registered accounting firm for fiscal year 2015. The Audit Committee intends to approve the re-engagement of BKD, LLP to be our independent registered public accounting firm for the fiscal year ending December 31, 2016, subject to the ratification of the appointment by our shareholders at the Annual Meeting and our formal acceptance of an engagement letter from BKD, LLP after the Annual Meeting.

Shareholders’ ratification of the selection of BKD, LLP to be our independent registered public accounting firm for fiscal year 2016 is not required by our Bylaws or otherwise. However, the Board is submitting the selection of the independent registered public accounting firm to the shareholders for ratification as a matter of good corporate practice. If the shareholders fail to ratify the selection of BKD, LLP, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee may, at its discretion, direct the appointment of a different independent registered accounting firm at any time during the year if it determines that such change is in the best interests of the Company and our shareholders.

Representatives of BKD, LLP are expected to attend the Annual Meeting, will have an opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.

The Board of Directors Recommends that Shareholders Vote

FOR

the Ratification of the Appointment of BKD, LLP

as the Company’s Independent Registered Public Accounting Firm

for the 2016 Calendar Year

REPORT OF THE AUDIT COMMITTEE

OF THE BOARD OF DIRECTORS

In accordance with its written charter, which was re-approved in its current form by the Board of Directors on January 15, 2016, the Audit Committee assists the Board in, among other things, oversight of our accounting and financial reporting processes, our compliance with legal regulatory requirements, the qualifications and independence of the independent auditors and the performance of the internal and independent auditors. A copy of the Audit Committee charter is published on the Company’s website at www.homebancshares.com under the caption “Investor Relations”/“Corporate Profile”/“Governance Documents”.

Our Board of Directors has determined that all six members of the Committee are independent based upon the independence requirements of the SEC and NASDAQ, and that our Chairman, Mr. Engelkes, satisfies the criteria of an “audit committee financial expert” as defined by the regulations of the SEC.

Management is responsible for the preparation, presentation, and integrity of our financial statements, for the appropriateness of our accounting principles and reporting policies and for implementing and maintaining internal control over financial reporting. Our independent auditors are responsible for auditing the financial statements and internal controls over financial reporting and for reviewing our unaudited interim financial statements. The Audit Committee’s responsibility is to monitor and review these processes and procedures. Except for our Chairman, Mr. Engelkes, the members of the Audit Committee are not engaged in the practice of accounting or auditing and are not professionals in those fields. The Audit Committee relies, without independent verification, on the information provided to us and on the representations made by management that the financial statements have been prepared with integrity and objectivity and on the representations of management and the opinion of the independent auditors that such financial statements have been prepared in conformity with accounting principles generally accepted in the United States.

During 2015, the Audit Committee held five regularly scheduled meetings. The Audit Committee’s regular meetings were conducted in order to encourage communication among the members of the Audit Committee, management, the internal auditors, and our independent auditors, BKD, LLP. Among other things, the Audit Committee discussed with our internal and independent auditors the overall scope and plans for their respective audits. The Audit Committee separately met with each of the internal and independent auditors, with and without management, to discuss the results of their examinations and their observations and recommendations regarding our internal controls. The Audit Committee also discussed with our independent auditors all matters required by auditing standards generally accepted in the United States of America, including those described in Public Company Accounting Oversight Board Auditing Standard No. 16, “Communication with Audit Committees.”

The Audit Committee reviewed and discussed our audited consolidated financial statements as of and for the year ended December 31, 2015, with management, the internal auditors, and our independent auditors. Management’s discussions with the Audit Committee included a review of critical accounting policies.

The Audit Committee obtained from the independent auditors a formal written statement describing all relationships between us and our auditors that might bear on the auditors’ independence consistent with Public Company Accounting Oversight Board Rule 3526, “Communication with Audit Committees Concerning Independence.” The Audit Committee discussed with the auditors any relationships that may have an impact on their objectivity and independence and satisfied itself as to the auditors’ independence. The Audit Committee has reviewed and approved the amount of fees paid to BKD, LLP for audit and non-audit services. The Audit Committee concluded that the provision of services by BKD, LLP is compatible with the maintenance of BKD’s independence.

Based on the above-mentioned review and discussions with management, the internal auditors, and the independent auditors, and subject to the limitations on our role and responsibilities described above and in the Audit Committee Charter, the Audit Committee recommended to the Board of Directors that our audited consolidated financial statements be included in our Annual Report on Form 10-K for the calendar year ended December 31, 2015, for filing with the SEC.

Home BancShares, Inc.

Audit Committee Members

Jack E. Engelkes, Chairman

Milburn Adams

Robert H. Adcock, Jr.

James G. Hinkle

Alex R. Lieblong

Thomas J. Longe

AUDIT AND NON-AUDIT FEES

The following table represents aggregate fees billed for professional audit services rendered by BKD, LLP to provide the audit of our annual consolidated financial statements for the years ended December 31, 2015, and December 31, 2014, respectively.

	2015	2014
Audit fees(1)	$771,419	$709,758
Audit-related fees(2)	91,492	137,856
Tax fees	—	—
All other fees(3)	39,702	42,798

(1)	Audit fees consisted of the annual audit and quarterly review services and consent for and review of a registration statement filed by the Company with the SEC.
(2)	Audit related fees consisted primarily of other audit services provided in connection with acquisitions, reporting and compliance matters.
(3)	Other fees related to fees paid by the Company on behalf of the Company’s retirement plan for third-party administration of the Company’s defined contribution plan.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditor

The Audit Committee has the responsibility of appointing, setting compensation for and overseeing the work of the independent auditor, and has established a policy to pre-approve all audit and permissible non-audit services provided by the independent auditor.

Prior to engagement of the independent auditor for next year’s audit, management will submit an aggregate of services expected to be rendered during that year for each of four categories of services to the Audit Committee for approval.

(1)	Audit services include audit work performed in the preparation of our consolidated financial statements, as well as work that generally only the independent auditor can reasonably be expected to provide, including comfort letters, statutory audits, and attest services, and consultation regarding financial accounting and/or reporting standards.

(2)	Audit-related services are for assurance and related services that are traditionally performed by the independent auditor, including due diligence related to mergers and acquisitions, employee benefit plan audits, and special procedures required to meet certain regulatory requirements.

(3)	Tax services include all services performed by the independent auditor’s tax personnel except those services specifically related to the audit of the consolidated financial statements, and includes fees in the areas of tax compliance, tax planning and tax advice.

(4)	Other fees are those associated with services not captured in the other categories. Other than the services for the third-party administration of the Company’s defined contribution plan, we generally do not request such services from the independent auditor.

Prior to the engagement, the Audit Committee pre-approves these services by category of service. The fees are budgeted and the Audit Committee requires the independent auditor and management to report actual fees versus the budget periodically throughout the year by category of service. During the year, circumstances may arise when it may become necessary to engage the independent auditor for additional services not contemplated in the original pre-approval. In those instances, the Audit Committee requires specific pre-approval before engaging the independent auditor.

The Audit Committee may delegate pre-approval authority to one or more of its members. The members to whom such authority is delegated must report, for informational purposes only, the pre-approval decisions to the Audit Committee at its next scheduled meeting.

SUBMISSION OF SHAREHOLDER PROPOSALS

In order for a proposal by a shareholder to be presented at an annual meeting of our shareholders, the proposal must be included in the related proxy statement and proxy form. Proposals by shareholders intended to be presented at the Annual Meeting of Shareholders in 2017 must be received by the Company no later than November     , 2016, for possible inclusion in the proxy statement relating to that meeting.

For a shareholder proposal to be included in the proxy statement and proxy form for an annual meeting of the Company’s shareholders, the proposal must: (1) concern a matter that may be properly considered and acted upon at the annual meeting in accordance with applicable laws, including our Bylaws and Rule 14a-8 of the Securities Exchange Act of 1934; and (2) be received by the Company at its home office, 719 Harkrider Street, Suite 100, Conway, Arkansas 72032, Attention: Holly A. McKenna, Secretary, not less than 120 calendar days before the anniversary of the date of the previous year’s proxy statement, or November     , 2016, in the case of the Annual Meeting of Shareholders in 2017. If no annual meeting was held the previous year and in any year in which the date of the annual meeting is moved by more than 30 days from the date of the previous year’s annual meeting, the proposal will be considered timely if received within a reasonable time before the Company begins to print and mail its proxy materials.

WHERE YOU CAN FIND MORE INFORMATION

We file reports, proxy statements, and other information with the SEC. You can read and copy these reports, proxy statements, and other information concerning the Company at the SEC’s public reference room at 100 F Street N.E., Washington, D.C., 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. You may also view and print reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, including the Company, from the SEC website at www.sec.gov.

SHAREHOLDERS WHO DO NOT EXPECT TO ATTEND THE

MEETING ARE URGED TO VOTE BY TELEPHONE,

MAIL OR INTERNET.

IF YOU VOTE BY TELEPHONE OR THE INTERNET,

DO NOT RETURN YOUR PROXY CARD

By Order of the Board of Directors

C. RANDALL SIMS
Chief Executive Officer and President

Appendix A

HOME BANCSHARES, INC.

AMENDED AND RESTATED

2006 STOCK OPTION AND PERFORMANCE INCENTIVE PLAN

ARTICLE 1

ESTABLISHMENT AND PURPOSE

1.1 Adoption and Effective Date. Home BancShares, Inc., an Arkansas corporation (the “Company”), hereby adopts the Home BancShares, Inc. Amended and Restated 2006 Stock Option and Performance Incentive Plan (the “Plan”). The Plan shall become effective on February 27, 2012 (the “Effective Date”), subject to the approval of the Company’s stockholders at the 2012 Annual Meeting. Upon approval of the Plan by the Board of Directors of the Company (the “Board”), awards may be made as provided herein, subject to stockholder approval of the Plan.

1.2 Purpose. The Company desires to attract and retain the best available executive and key Employees for itself and its subsidiaries and to encourage the highest level of performance by such Employees in order to serve the best interests of the Company and its stockholders. The Plan is expected to contribute to the attainment of these objectives by offering eligible Employees the opportunity to acquire stock ownership interests in the Company, and other rights with respect to stock of the Company, and to thereby provide them with incentives to put forth maximum efforts for the success of the Company and its subsidiaries.

1.3. History. This Plan is an amendment and restatement of the Home BancShares, Inc. 2006 Stock Option and Performance Incentive Plan (the “2006 Plan”), which was adopted by the Board in March 2006 and approved by the Company’s stockholders in June 2006. The 2006 Plan was amended on May 9, 2007 to increase the authorized shares to 1,500,000 shares. The 2006 Plan amended and restated Cabot Bankshares, Inc. Non-Qualified Stock Option Plan; Employee Incentive Stock Option Plan; Stock Option Plan for Directors, Officers and Employees of Marine Bank of the Florida Keys; Home BancShares 1999 Stock and Incentive Compensation Plan Special Employee and Director Award; Home BancShares 1999 Stock and Incentive Compensation Plan; North Little Rock Bancshares, Inc. 2000 Stock and Incentive Compensation Plan; Home BancShares 2005 Appreciation Rights Incentive Compensation Plan; and any other prior plan of the Company or a predecessor in effect prior to the effective date of the 2006 Plan under which stock options or other equity awards covering the Company’s Stock remain outstanding to a service provider (the “Prior Plans”). This Plan document therefore is intended to preserve material rights and features of the 2006 Plan and the Prior Plans, and should any material provision of this Plan be determined to impair the rights of an Employee under an award granted prior to the Effective Date of this Plan, the Award Agreement covering the award shall instead be treated as including the material provision as an explicit term.

ARTICLE 2

AWARDS

2.1 Form of Awards. Awards under the Plan may be granted in any one or all of the following forms: (i) incentive stock options (“Incentive Stock Options”) meeting the requirements of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”); (ii) nonstatutory stock options (“Nonstatutory Stock Options”) (unless otherwise indicated, references in the Plan to “Options” shall include both Incentive Stock Options and Nonstatutory Stock Options); (iii) stock appreciation rights

(“Stock Appreciation Rights”), as described in Article 8, which may be awarded either in tandem with Options (“Tandem Stock Appreciation Rights”) or on a stand-alone basis (“Nontandem Stock Appreciation Rights”); (iv) shares of Common Stock (as defined below) which are restricted as provided in Article 12 (“Restricted Shares”); (v) units representing shares of Common Stock, as described in Article 13 (“Performance Shares”); (vi) units which do not represent shares of Common Stock but which may be paid in the form of Common Stock, as described in Article 14 (“Performance Units”); and (vii) shares of unrestricted Common Stock (“Unrestricted Shares”).

2.2 Maximum Shares Available. The maximum aggregate number of shares of the Company’s Common Stock, par value $.01 per share (the “Common Stock”), available for award as Options, Stock Appreciation Rights, Restricted Shares, Performance Shares, Performance Units and Unrestricted Shares under the Plan, is 2,322,000, all of which are subject to adjustment pursuant to Article 16. Shares of Common Stock issued pursuant to the Plan may be either authorized and unissued shares or issued shares reacquired by the Company. In the event that prior to the end of the period during which Options may be granted under the Plan, any Option or any Nontandem Stock Appreciation Right under the Plan expires unexercised or is terminated, surrendered or canceled (other than in connection with the exercise of a Stock Appreciation Right) without being exercised in whole or in part for any reason, or any Restricted Shares, Performance Shares or Performance Units are forfeited, or if such awards are settled in cash in lieu of shares of Common Stock, then such shares or units may, at the discretion of the Committee (hereinafter defined) to the extent permissible under Rule 16b-3 under the Securities Exchange Act of 1934 (the “Act”) be made available for subsequent awards under the Plan, upon such terms as the Committee may determine.

2.3 Limitation of Awards. Awards granted to any Employee (as defined in Article 4 hereof) in any one year shall be limited to ten percent (10%) of the total shares of Common Stock available for award under the Plan (i.e. 10% of 2,322,000 shares).

2.4 Return of Prior Awards. As a condition to any subsequent award, the Committee shall have the right, at its discretion, upon replacement with a new award of a substantially similar monetary amount, to require Employees to return to the Company awards previously granted under this Plan. Subject to the provisions of this Plan, such new award shall be upon such terms and conditions as are specified by the Committee at the time the new award is granted to the extent permitted by Rule 16b-3 under the Act.

ARTICLE 3

ADMINISTRATION

3.1 Committee. The Plan shall be administered by the Compensation Committee (the “Committee”) of the Board. Each member of the Committee shall be an “outside director” (within the meaning of Section 162(m) of the Code) and a “non-employee director” (within the meaning of Rule 16b-3(b)(3)(i) under the Act); and an independent director within the meaning of applicable NASDAQ listing standards.

3.2 Powers of Committee. Subject to the express provisions of the Plan, the Committee shall have the power and authority (i) to grant Options and to determine the purchase price of the Common Stock covered by each Option, the term of each Option, the number of shares of Common Stock to be covered by each Option and any performance objectives or vesting standards applicable to each Option, (ii) to designate Options as Incentive Stock Options or Nonstatutory Stock Options and to determine which Options, if any, shall be accompanied by Tandem Stock Appreciation Rights; (iii) to grant Tandem Stock Appreciation Rights and Nontandem Stock Appreciation Rights and to determine the terms and conditions of such rights; (iv) to grant Restricted Shares and to determine the term of the restricted period and other conditions and restrictions applicable to such shares; (v) to grant Performance Shares and Performance Units and to determine the performance objectives, performance periods and other conditions applicable to such shares or units; (vi) to grant Unrestricted Shares; and (vii) to determine to whom, and the time or times at which, Options, Stock Appreciation Rights, Restricted Shares, Performance Shares, Performance Units and Unrestricted Shares shall be granted.

3.3 Delegation. The Committee may delegate to one or more of its members or to any other person or persons such ministerial duties as it may deem advisable; provided, however, that the Committee may not delegate any of its responsibilities hereunder if such delegation will cause (i) transactions under the Plan to fail to comply with Section 16 of the Act or (ii) the Committee to fail to qualify as “outside directors” under Section 162(m) of the Code. The Committee may also employ attorneys, consultants, accountants or other professional advisors and shall be entitled to rely upon the advice, opinions or valuations of any such advisors.

3.4 Interpretations. The Committee shall have sole discretionary authority to interpret the terms of the Plan, to adopt and revise rules, regulations and policies to administer the Plan and to make any other factual determinations which it believes to be necessary or advisable for the administration of the Plan. All actions taken and interpretations and determinations made by the Committee in good faith shall be final and binding upon the Company, all Employees who have received awards under the Plan and all other interested persons.

3.5 Liability; Indemnification. No member of the Committee, nor any Employee to whom ministerial duties have been delegated, shall be personally liable for any action, interpretation or determination made with respect to the Plan or awards made thereunder, and each member of the Committee shall be fully indemnified and protected by the Company with respect to any liability he or she may incur with respect to any such action, interpretation or determination, to the extent permitted by applicable law and to the extent provided in the Company’s Articles of Incorporation and Bylaws, as amended from time to time.

ARTICLE 4

ELIGIBILITY

Awards may be granted to officers, employees, directors, consultants, and other key persons of the Company and its subsidiaries (herein referred to collectively as “Employees”). In determining to whom awards shall be granted and the number of shares to be covered by each award, the Committee shall take into account the nature of the services rendered by such person, their present and potential contributions to the success of the Company and its subsidiaries and such other factors as the Committee in its sole discretion shall deem relevant. As used in this Plan, the term “subsidiary” shall mean any corporation which at the time qualifies as a subsidiary of the Company under the definition of “subsidiary corporation” set forth in Section 424(f) of the Code, or any successor provision hereafter enacted.

ARTICLE 5

COMPLIANCE WITH SECTION 162(M)

5.1 Section 162(m) of the Code. It is the intent of the Company that compensation granted under the Plan to “Covered Employees” (as defined by Section 162(m) of the Code) shall, if so designated by the Committee, constitute “qualified performance-based compensation” (as defined by Section 162(m)). Accordingly, the terms of the Plan, including the definition of Covered Employee, shall be interpreted in a manner consistent with Section 162(m).

5.2 Performance-Based Awards. If the Committee determines that grants of restricted shares, performance shares and performance units should be made to Employees who are Covered Employees in order to qualify for the compensation deduction exclusion established by Section 162(m) for performance-based compensation, the award shall be governed by this Article 5 of the Plan in addition to other applicable sections of the Plan. The Committee shall base such compensation solely on account of the attainment of one or more pre-established, objective performance goals in accordance with this Article 5.

5.3 Establishment of Performance Goals. Performance goals for a Covered Employee must be established in writing by the Committee no later than 90 days after the commencement of the service period to which such performance goal relates and while the outcome is substantially uncertain (i.e., before 25% of the performance period has elapsed). Such performance goals must be based on an objective formula or standard for performance-based compensation, such that a third party having knowledge of the relevant performance results could calculate the amount to be paid to the Covered Employee, and must specify the individual employees or class of employees to which it applies.

5.4 Performance-Based Criteria. Performance goals may be based on any one or more of the following criteria: price of Company Common Stock or the stock of any affiliate, shareholder return, return on assets, growth in assets, return on equity, return on investment, return on capital, economic profit, economic value added, net income, operating income, gross margin, sales, free cash flow, earnings per share. These factors shall have a minimum performance standard below which no payments will be made. The performance goals may be based on an analysis of historical performance and growth expectations for the business, financial results of other comparable businesses, and progress towards achieving the long-range strategic plan for the business. The performance goals and determination of results shall be based entirely on financial measures.

5.5 Modification of Performance-Based Awards. Once established, the Committee shall not be entitled to any discretion to increase the amount of compensation under any award that would otherwise be due upon the attainment of the performance goals, except as may be permitted under Section 162(m) of the Code and the regulations thereunder.

5.6 Certification. Prior to any payment of remuneration for performance-based awards intended to qualify for the deduction exclusion under Section 162(m), the Committee must certify in writing that all of the performance goals and other material terms of the arrangement for the remuneration have been met. This section of the Plan shall not apply to an award to an Employee unless the Committee has determined that such award should qualify for the compensation deduction exemption of Section 162(m).

5.7 Stockholder Approval. Material terms of the performance goals must be disclosed to and reapproved by the stockholders no later than the first stockholder meeting that occurs in the fifth year following the year in which stockholders previously approved the performance goals.

ARTICLE 6

STOCK OPTIONS

6.1 Grant of Options. Options may be granted under this Plan for the purchase of shares of Common Stock. Options shall be granted in such form and upon such terms and conditions, including the satisfaction of corporate or individual performance objectives and other vesting standards, as the Committee shall from time to time determine.

6.2 Option Price. The option price of each Option to purchase Common Stock shall be determined by the Committee at the time of grant, but shall not be less than 100 percent of the fair market value of the Common Stock subject to such Option on the date of grant. The option price so determined shall also be applicable in connection with the exercise of any Tandem Stock Appreciation Right granted with respect to such Option. The exercise price of an Option previously granted under the Plan shall not thereafter be reduced other than pursuant to the provisions of Article 16 or Article 17.

6.3 Term of Options. The term of each Option granted under the Plan shall not exceed ten (10) years from the date of grant, subject to earlier termination as provided in Articles 10 and 11, except as otherwise provided in Section 7.1 with respect to ten (10) percent stockholders of the Company and except as provided in prior grants.

6.4 Exercise of Options. An Option may be exercised, in whole or in part, at such time or times as the Committee shall determine. The Committee may, in its discretion, accelerate the exercisability of any Option at any time. Options may be exercised by an Employee by giving written notice to the Committee stating the number of shares of Common Stock with respect to which the Option is being exercised and tendering payment therefor. Payment for the Common Stock issuable upon exercise of the Option shall be made in full in cash, or by certified check or, if the Committee, in its sole discretion, permits, in shares of Common Stock (valued at fair market value on the date of exercise and which shall have been held for more than 6 months). As soon as reasonably practicable following such exercise, a certificate representing the shares of Common Stock purchased, registered in the name of the Employee, shall be delivered to the Employee.

6.5 Cancellation of Stock Appreciation Rights. Upon exercise of all or a portion of an Option, the related Tandem Stock Appreciation Rights shall be canceled with respect to an equal number of shares of Common Stock.

ARTICLE 7

SPECIAL RULES APPLICABLE TO INCENTIVE STOCK OPTIONS

7.1 Ten Percent Stockholder. Notwithstanding any other provision of this Plan to the contrary, no person may receive an Incentive Stock Option under the Plan if such person, at the time the award is granted, owns (after application of the rules contained in Section 424(d) of the Code) stock possessing more than ten (10) percent of the total combined voting power of all classes of stock of the Company or its subsidiaries, unless (i) the option price for such Incentive Stock Option is at least 110 percent of the fair market value of the Common Stock subject to such Incentive Stock Option on the date of grant and (ii) such Option is not exercisable after the date five (5) years from the date such Incentive Stock Option is granted.

7.2 Limitations on Time of Grants. No grant of an Incentive Stock Option shall be made under this Plan after the Termination Date (as defined in Section 20.11 hereof) of the Plan.

ARTICLE 8

STOCK APPRECIATION RIGHTS

8.1 Grants of Stock Appreciation Rights. Tandem Stock Appreciation Rights may be awarded by the Committee in connection with any Option granted under the Plan, either at the time the Option is granted or thereafter at any time prior to the exercise, termination or expiration of the Option. Nontandem Stock Appreciation Rights may also be granted by the Committee at any time. At the time of grant of a Nontandem Stock Appreciation Right, the Committee shall specify the number of shares of Common Stock covered by such right and the base price of shares of Common Stock to be used in connection with the calculation described in Section 8.4 below. The base price of a Nontandem Stock Appreciation Right shall be not less than 100 percent of the fair market value of a share of Common Stock on the date of grant. Stock Appreciation Rights shall be subject to such terms and conditions not inconsistent with the other provisions of this Plan as the Committee shall determine.

8.2 Limitations on Exercise. A Tandem Stock Appreciation Right shall be exercisable only to the extent that the related Option is exercisable and shall be exercisable only for such period as the Committee may determine (which period may expire prior to the expiration date of the related Option). Upon the exercise of all or a portion of Tandem Stock Appreciation Rights, the related Option shall be canceled with respect to an equal number of shares of Common Stock. Shares of Common Stock subject to Options or portions thereof, surrendered upon exercise of a Tandem Stock Appreciation Right, shall not be available for subsequent awards under the Plan. A Nontandem Stock Appreciation Right shall be exercisable during such period as the Committee shall determine.

8.3 Surrender or Exchange of Tandem Stock Appreciation Rights. A Tandem Stock Appreciation Right shall entitle the grantee to surrender to the Company unexercised the related Option, or any portion thereof, and to receive from the Company in exchange therefor that number of shares of Common Stock having an aggregate fair market value equal to (A) the excess of (i) the fair market value of one (1) share of Common Stock as of the date the Tandem Stock Appreciation Right is exercised over (ii) the option price per share specified in such Option, multiplied by (B) the number of shares of Common Stock subject to the Option, or portion thereof, which is surrendered. Cash shall be delivered in lieu of any fractional shares.

8.4 Exercise of Nontandem Stock Appreciation Rights. The exercise of a Nontandem Stock Appreciation Right shall entitle the grantee to receive from the Company that number of shares of Common Stock having an aggregate fair market value equal to (A) the excess of (i) the fair market value of one (1) share of Common Stock as of the date on which the Nontandem Stock Appreciation Right is exercised over (ii) the base price of the shares covered by the Nontandem Stock Appreciation Right, multiplied by (B) the number of shares of Common Stock covered by the Nontandem Stock Appreciation Right, or the portion thereof being exercised. Cash shall be delivered in lieu of any fractional shares.

8.5 Settlement of Stock Appreciation Rights. As soon as is reasonably practicable after the exercise of a Stock Appreciation Right, the Company shall (i) issue, in the name of the grantee, stock certificates representing the total number of full shares of Common Stock to which the grantee is entitled pursuant to Section 8.3 or 8.4 hereof and cash in an amount equal to the fair market value, as of the date of exercise, of any resulting fractional shares, and (ii) if the Committee causes the Company to elect to settle all or part of its obligations arising out of the exercise of the Stock Appreciation Right in cash pursuant to Section 8.6, deliver to the grantee an amount in cash equal to the fair market value, as of the date of exercise, of the shares of Common Stock it would otherwise be obligated to deliver.

8.6 Cash Settlement. The Committee, in its discretion, may cause the Company to settle all or any part of its obligation arising out of the exercise of a Stock Appreciation Right by the payment of cash in lieu of all or part of the shares of Common Stock it would otherwise be obligated to deliver in an amount equal to the fair market value of such shares on the date of exercise.

ARTICLE 9

NONTRANSFERABILITY OF OPTIONS AND STOCK APPRECIATION RIGHTS

No Option or Stock Appreciation Right may be transferred, assigned, pledged or hypothecated (whether by operation of law or otherwise), except as provided by will or the applicable laws of descent and distribution, and no Option or Stock Appreciation Right shall be subject to execution, attachment or similar process. Any attempted assignment, transfer, pledge hypothecation or other disposition of an Option or a Stock Appreciation Right not specifically permitted herein shall be null and void and without effect. An Option or Stock Appreciation Right may be exercised by grantee only during his or her lifetime, or following his or her death pursuant to Article 11.

ARTICLE 10

TERMINATION OF EMPLOYMENT

10.1 Exercise after Termination of Employment. Except as the Committee may at any time provide, in the event that the employment of a grantee to whom an Option or Stock Appreciation Right has been granted under the Plan shall be terminated (for reasons other than death or total disability), such Option or Stock Appreciation Right may be exercised (to the extent that the grantee was entitled to do so on the date of the termination of his employment) at any time within three (3) months after such termination of employment.

10.2 Total Disability. In the event that a grantee to whom an Option or Stock Appreciation Right has been granted under the Plan shall become totally disabled, except as the Committee may at any time provide, such Option or Stock Appreciation Right may be exercised at any time during the first nine (9) months that the grantee receives benefits under the Long-Term Disability Plan (the “Disability Plan”) to the extent otherwise exercisable during such nine-month period. For purposes hereof, “total disability” shall have the definition set forth in the Disability Plan, which definition is hereby incorporated by reference.

ARTICLE 11

DEATH OF EMPLOYEE

If an Employee to whom an Option or Stock Appreciation Right has been granted under the Plan shall die while employed by the Company or one of its subsidiaries or within three (3) months after the termination of such employment, such Option or Stock Appreciation Right (whether or not then exercisable by its terms) shall become immediately exercisable in full by the Employee’s estate or by the person who acquires the right to exercise such Option or Stock Appreciation Right upon his or her death by bequest or inheritance. Such exercise may occur at any time within one (1) year after the date of the Employee’s death or such other period as the Committee may at any time provide, but in no case later than the date on which the Option or Stock Appreciation Right would otherwise terminate.

ARTICLE 12

RESTRICTED SHARES

12.1 Grant of Restricted Shares. The Committee may from time to time cause the Company to grant Restricted Shares under the Plan to Employees, subject to such restrictions, conditions and other terms as the Committee may determine.

12.2 Restrictions. (a) At the time a grant of Restricted Shares is made, the Committee shall establish a period of time (the “Restricted Period”) applicable to such Restricted Shares. Each grant of Restricted Shares may be subject to a different Restricted Period but except as set forth in subsection (b) hereof in no event shall Restricted Period be less than the minimum Restricted Period hereinafter set forth. The Committee may, in its sole discretion, at the time a grant is made, prescribe restrictions in addition to or other than the expiration of the Restricted Period, including the satisfaction of corporate or individual performance objectives which may be applicable to all or any portion of the Restricted Shares. Except as set forth in subsection (b) hereof, the minimum Restricted Period shall be three (3) years except in respect of Restricted Shares that are also subject to restrictions relating to the satisfaction of corporate or individual performance objectives, as to which the minimum Restricted Period shall be one (1) year.

(b) With respect to grants of Restricted Shares intended to qualify as performance-based compensation for purposes of Section 162(m) of the Code, upon the death of an Employee to whom Restricted Shares have been granted under the Plan, to the extent that the performance-based goals established in respect of such Restricted Shares have been satisfied for purposes of said Section 162(m), any other restrictions or conditions applicable to the Restricted Shares shall immediately terminate. Except as necessary to effect the termination of restrictions contemplated by the foregoing sentence, the Committee shall have no discretion to shorten or terminate the Restricted Period or waive any other restrictions applicable to all or a portion of any Restricted Shares intended to qualify as performance-based compensation for purposes of Section 162(m) of the Code. With respect to grants of Restricted Shares not intended to so qualify as performance-based compensation, upon the death of the holder of Restricted Shares, all restrictions or conditions applicable to the Restricted Shares shall immediately terminate; and upon the disability or retirement of the holder of Restricted Shares or as permitted under Section 17 hereof, the Committee may, in its sole discretion, shorten or terminate the Restricted Period or waive any other restrictions applicable to all or a portion of such Restricted Shares. None of the Restricted Shares may be sold, transferred, assigned, pledged or otherwise encumbered or disposed of during the Restricted Period or prior to the satisfaction of any other restrictions prescribed by the Committee with respect to such Restricted Shares.

12.3 Restricted Stock Certificates. If the Committee deems it necessary or appropriate, the Company may issue, in the name of each Employee to whom Restricted Shares have been granted, stock certificates representing the total number of Restricted Shares granted to the Employee, provided that such certificates bear an appropriate legend or other restriction on transfer. If the Restricted Shares are certificated, the Secretary of the Company shall hold such certificates, properly endorsed for transfer, for the Employee’s benefit until such time as the Restricted Shares are forfeited to the Company, or the restrictions lapse.

12.4 Rights of Holders of Restricted Shares. Except as determined by the Committee either at the time Restricted Shares are awarded or at any time thereafter prior to the lapse of the restrictions, holders of Restricted Shares shall not have the right to vote such shares or the right to receive any dividends with respect to such shares. All distributions, if any, received by an Employee with respect to Restricted Shares as a result of any stock split-up, stock distribution, a combination of shares, or other similar transaction shall be subject to the restrictions of this Article 12.

12.5 Forfeiture of Restricted Shares. Except as the Committee may at any time provide, any Restricted Shares granted to an Employee pursuant to the Plan shall be forfeited if the Employee terminates employment with the Company or its subsidiaries prior to the expiration or termination of the Restricted Period and the satisfaction of any other conditions applicable to such Restricted Shares. Upon such forfeiture, the Secretary of the Company shall either cancel or retain in its treasury the Restricted Shares that are forfeited to the Company.

12.6 Delivery of Restricted Shares. Upon the expiration or termination of the Restricted Period and the satisfaction of any other conditions prescribed by the Committee, the restrictions applicable to the Restricted Shares shall lapse and a stock certificate for the number of Restricted Shares with respect to which the restrictions have lapsed shall be delivered, free of all such restrictions, to the Employee or the Employee’s beneficiary or estate, as the case may be.

12.7 Performance-Based Objectives. At the time of the grant of Restricted Shares to an Employee, and prior to the beginning of the performance period to which performance objectives relate, the Committee may establish performance objectives based on any one or more of the criteria set forth in Section 5.4 hereof. These factors shall have a minimum performance standard below which no payments will be made. These performance goals may be based on an analysis of historical performance and growth expectations for the business, financial results of other comparable businesses, and progress towards achieving the long-range strategic plan for the business. The performance objectives and determination of results shall be based entirely on financial measures.

12.8 Compliance with Section 162(m). Any grants of Restricted Shares to Covered Employees intended to qualify as performance-based compensation for purposes of Section 162(m) of the Code must comply with the terms of Article 5 of this Plan.

ARTICLE 13

PERFORMANCE SHARES

13.1 Award of Performance Shares. For each Performance Period (as defined in Section 13.2). Performance Shares may be granted under the Plan to such Employees of the Company and its subsidiaries as the Committee shall determine. Each Performance Share shall be deemed to be equivalent to one (1) share of Common Stock. Performance Shares granted to an Employee shall be credited to an account (a “Performance Share Account”) established and maintained for such Employee.

13.2 Performance Period. “Performance Period” shall mean such period of time as shall be determined by the Committee in its sole discretion. Different Performance Periods may be established for different Employees receiving Performance Shares. Performance Periods may run consecutively or concurrently.

13.3 Right to Payment of Performance Shares. With respect to each award of Performance Shares under this Plan, the Committee shall specify performance objectives (the “Performance Objectives”) which must be satisfied in order for the Employee to vest in the Performance Shares which have been awarded to him or her for the Performance Period. If the Performance Objectives established for an Employee for the Performance Period are partially but not fully met, the Committee may, nonetheless, in its sole discretion, determine that all or a portion of the Performance Units have vested. If the Performance Objectives for a Performance Period are exceeded, the Committee may, in its sole discretion, grant additional, fully vested Performance Shares to the Employee. The Committee may also determine, in its sole discretion, that Performance Units awarded to an Employee shall become partially or fully vested upon the Employee’s death, total disability (as defined in Article 10) or retirement, or upon the termination of the Employee’s employment prior to the end of the Performance Period. However, if any award hereunder is intended to qualify as performance-based for purposes of Section 162(m) of the Code, the Committee shall not exercise any discretion to increase the payment under such award except to the extent permitted by Section 162(m) and the regulations thereunder.

13.4 Payment for Performance Shares. As soon as practicable following the end of a Performance Period, the Committee shall determine whether the Performance Objectives for the Performance Period have been achieved (or partially achieved to the extent necessary to permit partial vesting at the discretion of the Committee pursuant to Section 13.3). If the Performance Objectives for the Performance Period have been exceeded, the Committee shall determine whether additional Performance Shares shall be granted to the Employee pursuant to Section 13.3. As soon as reasonably practicable after such determinations, or at such later date as the Committee shall determine at the time of grant, the Company shall pay to the Employee an amount with respect to each vested Performance Share equal to the fair market value of a share of Common Stock on such payment date or, if the Committee shall so specify at the time of grant, an amount equal to (i) the fair market value of a share of Common Stock on the payment date less (ii) the fair market value of a share of Common Stock on the date of grant of the Performance Share. Payment shall be made entirely in cash, entirely in Common Stock (including Restricted Shares) or in such combination of cash and Common Stock as the Committee shall determine.

13.5 Voting and Dividend Rights. No Employee shall be entitled to any voting rights, to receive any dividends, or to have his or her Performance Share Account credited or increased as a result of any dividends or other distribution with respect to Common Stock. Notwithstanding the foregoing, within sixty (60) days after the date of payment of a dividend by the Company on its shares of Common Stock, the Committee, in its discretion, may credit an Employee’s Performance Share Account with additional Performance Shares having an aggregate fair market value equal to the dividend per share paid on the Common Stock multiplied by the number of Performance Shares credited to his or her account at the time the dividend was declared.

13.6 Compliance with Section 162(m). Any grants of Performance Shares to Covered Employees intended to qualify as performance-based compensation for purposes of Section 162(m) of the Code must comply with the terms of Article 5 of this Plan.

ARTICLE 14

PERFORMANCE UNITS

14.1 Award of Performance Units. For each Performance Period (as defined in Section 13.2), Performance Units may be granted under the Plan to such Employees of the Company and its subsidiaries as the Committee shall determine. The award agreement covering such Performance Units shall specify a value for each Performance Unit or shall set forth a formula for determining the value of each Performance Unit at the time of payment (the “Ending Value”). If necessary to make the calculation of the amount to be paid to the Employee pursuant to Section 14.3, the Committee shall also state in the award agreement the initial value of each Performance Unit (the “Initial Value”). Performance Units granted to an Employee shall be credited to an account (a “Performance Unit Account”) established and maintained for such Employee.

14.2 Right to Payment of Performance Units. With respect to each award of Performance Units under this Plan, the Committee shall specify performance objectives (the “Performance Objectives”) which must be satisfied in order for the Employee to vest in the Performance Units which have been awarded to him or her for the Performance Period. If the Performance Objectives established for an Employee for the Performance Period are partially but not fully met, the Committee may, nonetheless, in its sole discretion, determine that all or a portion of the award has vested. If the Performance Objectives for a Performance Period are exceeded, the Committee may, in its sole discretion, grant additional, fully vested Performance Units to the Employee. The Committee may also determine, in its sole discretion, that awards granted to an Employee shall become partially or fully vested upon the Employee’s death, total disability (as defined in Article 10) or retirement, or upon the termination of the Employee’s employment prior to the end of the Performance Period. However, if any award hereunder is intended to qualify as performance-based for purposes of Section 162(m) of the Code, the Committee shall not exercise any discretion to increase the payment under such award except to the extent permitted by Section 162(m) and the regulations thereunder.

14.3 Payment for Performance Units. As soon as practicable following the end of a Performance Period, the Committee shall determine whether the Performance Objectives for the Performance Period have been achieved (or partially achieved to the extent necessary to permit partial vesting at the discretion of the Committee pursuant to Section 14.2). If the Performance Objectives for the Performance Period have been exceeded, the Committee shall determine whether additional Performance Units shall be granted to the Employee pursuant to Section 14.2. As soon as reasonably practicable after such determinations, or at such later date as the Committee shall determine, the Company shall pay to the Employee an amount with respect to each vested Performance Unit equal to the Ending Value of the Performance Unit or, if the Committee shall so specify at the time of grant, an amount equal to (i) the Ending Value of the Performance Unit less (ii) the Initial Value of the Performance Unit. Payment shall be made entirely in cash, entirely in Common Stock (including Restricted Shares) or in such combination of cash and Common Stock as the Committee shall determine.

14.4 Compliance with Section 162(m). Any grants of Performance Units to Covered Employees intended to qualify as performance-based compensation for purposes of Section 162(m) of the Code must comply with the terms of Article 5 of this Plan.

ARTICLE 15

UNRESTRICTED SHARES

15.1 Award of Unrestricted Shares. The Committee may cause the Company to grant Unrestricted Shares to Employees at such time or times, in such amounts and for such reasons as the Committee, in its sole discretion, shall determine. Except as required by applicable law, no payment shall be required for Unrestricted Shares.

15.2 Delivery of Unrestricted Shares. The Company shall issue, in the name of each Employee to whom Unrestricted Shares have been granted, stock certificates representing the total number of Unrestricted Shares granted to the Employee, and shall deliver such certificates to the Employee as soon as reasonably practicable after the date of grant or on such later date as the Committee shall determine at the time of grant.

ARTICLE 16

ADJUSTMENT UPON CHANGES IN CAPITALIZATION

Notwithstanding any other provision of the Plan, the Committee may at any time make or provide for such adjustments to the Plan, to the number and class of shares available thereunder or to any outstanding Options, Stock Appreciation Rights, Restricted Shares or Performance Shares as it shall deem appropriate to prevent dilution or enlargement of rights, including adjustments in the event of changes in the number of shares of outstanding Common Stock by reason of stock dividends, split-ups, recapitalizations, mergers, consolidations, combinations or exchanges of shares, separations, reorganizations, liquidations and the like.

ARTICLE 17

AMENDMENT AND TERMINATION

The Board may suspend, terminate, modify or amend the Plan, provided that any amendment that would (i) materially increase the aggregate number of shares which may be issued under the Plan, (ii) materially modify the requirements as to eligibility for participation in the Plan or (iii) reduce the exercise price of Options previously granted under the Plan shall be subject to the approval of the Company’s stockholders, except that any such increase, modification or reduction that may result from adjustments authorized by Article 16 does not require such approval. If the Plan is terminated, the terms of the Plan shall, notwithstanding such termination, continue to apply to awards granted prior to such termination. No suspension, termination, modification or amendment of the Plan may, without the consent of the Employee to whom an award shall theretofore have been granted, adversely affect the rights of such Employee under such award.

ARTICLE 18

WRITTEN AGREEMENT

Each award of Options, Stock Appreciation Rights, Restricted Shares, Performance Shares, Performance Units, and Unrestricted Shares shall be evidenced by a written agreement, executed by the Employee and the Company, and containing such restrictions, terms and conditions, if any, as the Committee may require. In the event of any conflict between a written agreement and the Plan, the terms of the Plan shall govern.

ARTICLE 19

MISCELLANEOUS PROVISIONS

19.1 Fair Market Value. “Fair market value” for purposes of this Plan, shall be the closing price of the Common Stock as reported on the principal exchange on which the shares are listed for the date on which the grant, exercise or other transaction occurs, or if there were no sales on such date, the most recent prior date on which there were sales.

19.2 Tax Withholding. The Company shall have the right to require Employees or their beneficiaries or legal representatives to remit to the Company an amount sufficient to satisfy federal, state and local withholding tax requirements, or to deduct from all payments under this Plan, amounts sufficient to satisfy all withholding tax requirements. Whenever payments under the Plan are to be made to an Employee in cash, such payments shall be net of any amounts sufficient to satisfy all federal, state and local withholding tax requirements. The Committee may, in its discretion, permit an Employee to satisfy his or her tax withholding obligation either by (i) surrendering shares owned by the Employee or (ii) having the Company withhold from shares otherwise deliverable to the Employee. Shares surrendered or withheld shall be valued at their fair market value as of the date on which income is required to be recognized for income tax purposes. In the case of an award of Incentive Stock Options, the foregoing right shall be deemed to be provided to the Employee at the time of such award.

19.3 Compliance With Section 16(b). In the case of Employees who are or may be subject to Section 16 of the Act, it is the intent of the Company that any award granted hereunder satisfy and be interpreted in a manner that satisfies the applicable requirements of Rule 16b-3, so that such persons will be entitled to the benefits of Rule 16b-3 or other exemptive rules under Section 16 of the Act and will not be subjected to liability thereunder. If any provision of the Plan or any award would otherwise conflict with the intent expressed herein, that provision, to the extent possible, shall be interpreted and deemed amended so as to avoid such conflict. To the extent of any remaining irreconcilable conflict with such intent, such provision shall be deemed void as applicable to Employees who are or may be subject to Section 16 of the Act.

19.4 Forfeiture; Recoupment. The Committee reserves the right to cause a forfeiture of the gain realized by the Employee with respect to an award granted thereunder on account of actions taken by, or failed to be taken by, such Employee in violation or breach of or in conflict with any (a) employment agreement, (b) confidentiality obligation with respect to the Company, (c) non-competition agreement, (d) agreement prohibiting solicitation of employees or customers of the Company or any subsidiary, (e) Company policy or procedure, (f) other agreement, or (g) any other obligation of such Employee to the Company, as and to the extent specified in such agreement. The Committee may annul an outstanding award if the Employee thereof is terminated for cause. Any award granted pursuant to the Plan shall be subject to mandatory repayment by the Employee to the Company to the extent the Employee is, or in the future becomes, subject to (a) any Company “clawback” or recoupment policy that is adopted to comply with the requirements of any applicable law, rule or regulation, or (b) any law, rule or regulation which imposes mandatory recoupment under circumstances set forth in such law, rule or regulation.

19.5 Successors. The obligations of the Company under the Plan shall be binding upon any successor corporation or organization resulting from the merger, consolidation or other reorganization of the Company, or upon any successor corporation or organization succeeding to substantially all of the assets and businesses of the Company. In the event of any of the foregoing, the Committee may, at its discretion prior to the consummation of the transaction, cancel, offer to purchase, exchange, adjust or modify any outstanding awards, at such time and in such manner as the Committee deems appropriate and in accordance with applicable law.

19.6 General Creditor Status. Employees shall have no right, title, or interest whatsoever in or to any investments which the Company may make to aid it in meeting its obligations under the Plan. Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any Employee or beneficiary or legal representative of such Employee. To the extent that any person acquires a right to receive payments from the Company under the Plan, such right shall be no greater than the right of an unsecured general creditor of the Company. All payments to be made hereunder shall be paid from the general funds of the Company and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts except as expressly set forth in the Plan.

19.7 No Right to Employment. Nothing in the Plan or in any written agreement entered into pursuant to Article 18, nor the grant of any award, shall confer upon any Employee any right to continue in the employ of the Company or a subsidiary or to be entitled to any remuneration or benefits not set forth in the Plan or such written agreement or interfere with or limit the right of the Company or a subsidiary to modify the terms of or terminate such Employee’s employment at any time.

19.8 Notices. Notices required or permitted to be made under the Plan shall be sufficiently made if sent by registered or certified mail addressed (a) to the Employee at the Employee’s address as set forth in the books and records of the Company or its subsidiaries, or (b) to the Company or the Committee at the principal office of the Company.

19.9 Severability. In the event that any provision of the Plan shall be held illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

19.10 Governing Law. To the extent not preempted by federal law, the Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Arkansas.

19.11 Term of Plan. Unless earlier terminated pursuant to Article 17 hereof, the Plan shall terminate on the earlier of the tenth (10th) anniversary of the date of adoption of the Plan by the Board or February 27, 2022 (the “Termination Date”).

AMENDMENT

TO

HOME BANCSHARES, INC.

AMENDED AND RESTATED

2006 STOCK OPTION AND PERFORMANCE INCENTIVE PLAN

Section 6.4 of the Amended and Restated 2006 Stock Option and Performance Incentive Plan is hereby amended to read in its entirety as follows:

6.4 Exercise of Options. An Option may be exercised, in whole or in part, at such time or times as the Committee shall determine. The Committee may, in its discretion, accelerate the exercisability of any Option at any time. Options may be exercised by an Employee by giving written notice to the Committee stating the number of shares of Common Stock with respect to which the Option is being exercised and tendering payment therefor. Payment for the Common Stock issuable upon exercise of the Option shall be made in full (a) in cash, (b) by certified check, (c) if the Committee, in its sole discretion, permits (i) in shares of Common Stock (valued at fair market value on the date of exercise and which shall have been held for more than 6 months) or (ii) pursuant to a “net exercise” arrangement pursuant to which the Company will reduce the number of shares of Common Stock issued upon exercise by the largest whole number of shares with a fair market value that does not exceed the aggregate option price; provided, however, that the Company shall accept a cash or other payment from the Employee to the extent of any remaining balance of the aggregate option price not satisfied by such reduction in the number of whole shares to be issued, or (d) by a combination of the foregoing methods. As soon as reasonably practicable following such exercise, a certificate representing the shares of Common Stock purchased, registered in the name of the Employee, shall be delivered to the Employee.

APPROVED by the Board of Directors of Home BancShares, Inc. at the special meeting duly called and held June 15, 2015.

/s/ Holly McKenna
Secretary

AMENDMENT

TO

HOME BANCSHARES, INC.

AMENDED AND RESTATED

2006 STOCK OPTION AND PERFORMANCE INCENTIVE PLAN

The first sentence of Section 2.2 of the Home BancShares, Inc. Amended and Restated 2006 Stock Option and Performance Incentive Plan is hereby amended to read in its entirety as follows:

2.2 Maximum Shares Available. The maximum aggregate number of shares of the Company’s Common Stock, par value $0.01 per share (the “Common Stock”), available for award as Options, Stock Appreciation Rights, Restricted Shares, Performance Shares, Performance Units and Unrestricted Shares under the Plan, is 5,644,000, all of which are subject to adjustment pursuant to Article 16.

APPROVED by the Board of Directors of Home BancShares, Inc. at the regular meeting duly called and held January 15, 2016, subject to the approval of the shareholders of Home BancShares, Inc. at the 2016 annual meeting of shareholders.

/s/ Holly McKenna
Secretary

HOME BANCSHARES
IMPORTANT ANNUAL MEETING INFORMATION 000004
ENDORSEMENT_LINE______________ SACKPACK_____________
MR A SAMPLE
DESIGNATION (IF ANY)
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Electronic Voting Instructions
Available 24 hours a day, 7 days a week!
Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.
VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.
Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Daylight Time, on April 21, 2016.
Vote by Internet
• Go to www.envisionreports.com/HOMB
• Or scan the QR code with your smartphone
• Follow the steps outlined on the secure website
Vote by telephone
• Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
• Follow the instructions provided by the recorded message
Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X
Annual Meeting Proxy Card 1234 5678 9012 345
IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.
A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2, 3, 4 and 5.
1. Election of Directors: For Withhold For Withhold For Withhold +
01 - John W. Allison 02 - C. Randall Sims 03 - Brian S. Davis
04 - Milburn Adams 05 - Robert H. Adcock, Jr. 06 - Richard H. Ashley
07 - Dale A. Bruns 08 - Jack E. Engelkes 09 - Tracy M. French
10 - James G. Hinkle 11 - Alex R. Lieblong 12 - Thomas J. Longe
For Against Abstain For Against Abstain
2. Advisory (non-binding) vote approving the Company’s executive compensation.
3. Approval of an amendment to the Company’s Restated Articles of Incorporation, as amended, to increase the number of authorized shares of common stock from 100,000,000 to 200,000,000.
4. Approval of an amendment to the Company’s Amended and Restated 2006 Stock Option and Performance Incentive Plan, as amended, to increase the number of shares reserved for issuance under such plan to 5,644,000.
5. Ratification of appointment of BKD, LLP as the Company’s independent registered public accounting firm for the next fiscal year.
6. Transact such other business as may properly come before the meeting or any adjournments thereof.
B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below
Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.
Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box.
/ /
C 1234567890 J N T
1UP X 2671361 M
R A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND
029IVA

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.
Proxy — HOME BANCSHARES, INC. +
719 Harkrider Street, Suite 100 Conway, Arkansas 72032 (501) 339-2929 www.homebancshares.com
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS To Be Held on April 21, 2016
The undersigned constitutes and appoints Brian S. Davis and Jennifer C. Floyd or either of them, proxies for the undersigned, with full power of substitution, to represent the undersigned and to vote all of the shares of common stock of Home BancShares, Inc. which the undersigned is entitled to vote at the Annual Meeting of shareholders of the Company to be held on April 21, 2016, at 6:30 p.m. (CDT) at the Wyndham Riverfront Little Rock, located at 2 Riverfront Plaza, North Little Rock, Arkansas, for the purposes stated on the reverse side.
Only shareholders of record on February 12, 2016, will be entitled to vote at the meeting or any adjournments thereof. A list of shareholders will be available for inspection at the office of the Company at 719 Harkrider Street, Suite 100, Conway, Arkansas, 72032, beginning two business days after the date of this notice and continuing through the meeting.
YOUR VOTE IS IMPORTANT
PLEASE EXECUTE YOUR PROXY WITHOUT DELAY C Non-Voting Items
Change of Address — Please print new address below.
IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD. +